AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                 IMMUNOTECHNOLOGY, INC., a Delaware corporation

           ULTIMATE SECURITY SYSTEMS CORPORATION, a Nevada corporation

                                       AND

                       THE OTHER PARTIES SIGNATORY HERETO













Dated as of April __, 2003

                                TABLE OF CONTENTS

Page
----
Article 1 THE MERGER..............................................................................................1

     1.1      The Merger..........................................................................................1
              ----------
     1.2      Effective Time......................................................................................2
              --------------
     1.3      Effect of the Merger on Constituent Corporations....................................................2
              ------------------------------------------------
     1.4      Certificate of Incorporation and Bylaws of Surviving Corporation....................................2
              ----------------------------------------------------------------
     1.5      Directors and Officers of Surviving Corporation.....................................................2
              -----------------------------------------------
     1.6      Maximum Number of Shares of IMNT Common Stock to be Issued; Effect on Outstanding Securities of USSC3
              ----------------------------------------------------------------------------------------------------
     1.7      Reservation of Shares...............................................................................4
              ---------------------
     1.8      Adjustments to Exchange Ratio.......................................................................4
              -----------------------------
     1.9      Fractional Shares...................................................................................4
              -----------------
     1.10     Dissenting Shares...................................................................................4
              -----------------
     1.11     Exchange Procedures.................................................................................5
              -------------------
     1.12     No Further Ownership Rights in USSC Common Stock....................................................6
              ------------------------------------------------
     1.13     Lost, Stolen or Destroyed Certificates..............................................................6
              --------------------------------------
     1.14     Tax Consequences....................................................................................6
              ----------------
     1.15     Taking of Necessary Action: Further Action..........................................................7
              ------------------------------------------

Article 2 REPRESENTATIONS AND WARRANTIES OF USSC..................................................................7

     2.1      Organization and Qualification......................................................................7
              ------------------------------
     2.2      Authority Relative to this Agreement................................................................7
              ------------------------------------
     2.3      Capital Stock.......................................................................................8
              -------------
     2.4      No Subsidiaries.....................................................................................9
              ---------------
     2.5      Directors and Officers..............................................................................9
              ----------------------
     2.6      No Conflicts........................................................................................9
              ------------
     2.7      Books and Records; Organizational Documents........................................................10
              -------------------------------------------
     2.8      USSC Financial Statements..........................................................................10
              -------------------------
     2.9      Absence of Changes.................................................................................10
              ------------------
     2.10     No Undisclosed Liabilities.........................................................................12
              --------------------------
     2.11     Taxes..............................................................................................12
              -----
     2.12     Legal Proceedings..................................................................................15
              -----------------
     2.13     Compliance with Laws and Orders....................................................................15
              -------------------------------
     2.14     Employee Benefit Plans and Employee Matters........................................................15
              -------------------------------------------
     2.15     Real Property......................................................................................18
              -------------
     2.16     Tangible Personal Property.........................................................................18
              --------------------------
     2.17     Intellectual Property..............................................................................18
              ---------------------
     2.18     Contracts..........................................................................................22
              ---------
     2.19     Insurance..........................................................................................24
              ---------
     2.20     Affiliate Transactions.............................................................................25
              ----------------------
     2.21     Employees; Labor Relations.........................................................................25
              --------------------------
     2.22     Environmental Matters..............................................................................26
              ---------------------
     2.23     Substantial Customers and Suppliers................................................................27
              -----------------------------------


                                      -i-


     2.24     Accounts Receivable................................................................................28
              -------------------
     2.25     Inventory..........................................................................................28
              ---------
     2.26     Other Negotiations; Brokers; Third Party Expenses..................................................28
              -------------------------------------------------
     2.27     Banks and Brokerage Accounts.......................................................................29
              ----------------------------
     2.28     Warranty Obligations...............................................................................29
              --------------------
     2.29     Foreign Corrupt Practices Act......................................................................29
              -----------------------------
     2.30     Tax-Free Reorganization............................................................................29
              -----------------------
     2.31     Financial Projections..............................................................................30
              ---------------------
     2.32     Approvals..........................................................................................30
              ---------
     2.33     Information Statement..............................................................................30
              ---------------------
     2.34     No Solicitation....................................................................................31
              ---------------
     2.35     Disclosure.........................................................................................31
              ----------

Article 3 REPRESENTATIONS AND WARRANTIES OF IMNT.................................................................31

     3.2      Authority Relative to this Agreement...............................................................32
              ------------------------------------
     3.3      Issuance of IMNT Common Stock......................................................................32
              -----------------------------
     3.6      Books and Records; Organizational Documents........................................................34
              -------------------------------------------
     3.7      Legal Proceedings..................................................................................34
              -----------------
     3.8      Compliance with Laws and Orders....................................................................35
              -------------------------------
     3.9      Banks and Brokerage Accounts.......................................................................35
              ----------------------------
     3.10     Other Negotiations; Brokers; Third Party Expenses..................................................35
              -------------------------------------------------
     3.11     Foreign Corrupt Practices Act......................................................................36
              -----------------------------
     3.12     Approvals..........................................................................................36
              ---------
     3.13     Information Statement..............................................................................37
              ---------------------
     3.14     Disclosure.........................................................................................37
              ----------
     3.16     Investment Advisors................................................................................37
              -------------------
     3.17     Tax-Free Reorganization............................................................................37
              -----------------------

Article 4 CONDUCT BEFORE THE EFFECTIVE TIME......................................................................38

     4.1      Conduct of Business of USSC........................................................................38
              ---------------------------
     4.2      No Solicitation....................................................................................38
              ---------------

Article 5 ADDITIONAL AGREEMENTS..................................................................................39

     5.1      Information Statement..............................................................................39
              ---------------------
     5.5      Stockholder Approval...............................................................................39
              --------------------
     5.6      Access to Information..............................................................................40
              ---------------------
     5.7      Confidentiality....................................................................................40
              ---------------
     5.8      Expenses...........................................................................................41
              --------
     5.9      Public Disclosure..................................................................................41
              -----------------
     5.10     Approvals..........................................................................................41
              ---------
     5.12     Notification of Certain Matters....................................................................41
              -------------------------------
     5.15     Additional Documents and Further Assurances; Cooperation...........................................41
              --------------------------------------------------------
     5.18     USSC' s Auditors...................................................................................42
              ----------------
     5.20     Takeover Statutes..................................................................................42
              -----------------
     5.21     Treatment as Reorganization........................................................................42
              ---------------------------
     5.22     Intellectual Property..............................................................................42
              ---------------------


                                      -ii-



Article 6 CONDITIONS TO THE MERGER...............................................................................42

     6.1      Conditions to Obligations of Each Party Under this Agreement.......................................43
              ------------------------------------------------------------
     6.2      Additional Conditions to Obligations of USSC.......................................................43
              --------------------------------------------
     6.3      Additional Conditions to the Obligations of IMNT...................................................44
              ------------------------------------------------

Article 7 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS......................................45

     7.1      Survival of Representations, Warranties, Covenants and Agreements..................................45
              -----------------------------------------------------------------


Article 8 TERMINATION, AMENDMENT AND WAIVER......................................................................45

     8.1      Termination........................................................................................45
              -----------
     8.2      Effect of Termination..............................................................................46
              ---------------------
     8.3      Amendment..........................................................................................46
              ---------
     8.4      Extension; Waiver..................................................................................46
              -----------------

Article 9 MISCELLANEOUS PROVISIONS...............................................................................47

     9.1      Notices............................................................................................47
              -------
     9.2      Entire Agreement...................................................................................48
              ----------------
     9.3      Amendment..........................................................................................48
              ---------
     9.4      Further Assurances; Post-Closing Cooperation.......................................................48
              --------------------------------------------
     9.5      Waiver.............................................................................................48
              ------
     9.6      Remedies...........................................................................................48
              --------
     9.7      Third Party Beneficiaries..........................................................................48
              -------------------------
     9.8      No Assignment; Binding Effect......................................................................48
              -----------------------------
     9.9      Invalid Provisions.................................................................................48
              ------------------
     9.10     Governing Law......................................................................................49
              -------------
     9.11     Waiver of Trial by Jury............................................................................49
              -----------------------
     9.12     Costs and Expenses.................................................................................49
              ------------------
     9.13     Construction.......................................................................................49
              ------------
     9.14     Counterparts.......................................................................................49
              ------------
     9.15     Specific Performance...............................................................................49
              --------------------

Article 10 DEFINITIONS...........................................................................................50

     10.1     Definitions........................................................................................50
              -----------
     10.2     Construction.......................................................................................60
              ------------

EXHIBITS
--------

Exhibit A--Certificate of Merger to be filed with Nev. Sec. of State Exhibit B--Delaware Certificate of Merger
Exhibit C--IMNT officers' Certificate re: rep's and warranties
Exhibit D--USSC officers' Certificate re: rep's and warranties

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April __, 2003 by and among Immunotechnology, Inc., a Delaware corporation ("IMNT"), and Ultimate Security Systems Corporation, a Nevada corporation ("USSC"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10.

                                    RECITALS
                                    --------

     A. The Boards of Directors of each of IMNT and USSC have approved this Agreement and deem it advisable and in the best interests of IMNT and USSC, respectively, and their respective stockholders that IMNT acquire USSC by the merger of USSC with and into IMNT (the "Merger") and, in furtherance thereof, have approved the Merger, this Agreement and the transactions contemplated hereby.

     B. Before the Effective Time and as a condition to consummation of the Merger, all outstanding shares of USSC Preferred Stock will be converted into outstanding shares of USSC Common Stock and all holders of USSC Preferred Stock shall have agreed to accept shares of IMNT common stock in exchange for all accrued but unpaid dividends.

     C. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the outstanding shares of USSC Common Stock that are issued and outstanding immediately before the Effective Time of the Merger shall be converted into the right to receive shares of Common Stock, par value $0.001 per share, of IMNT ("IMNT Common Stock"), and (ii) all USSC Options, USSC Warrants and USSC Stock Purchase Rights then outstanding (whether vested or unvested) shall become exercisable for IMNT Common Stock, on the terms and subject to the conditions set forth in this Agreement.

     D. IMNT and USSC intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and in furtherance thereof intend that this Agreement shall be a "plan of reorganization" within the meaning of Sections 354(a) and 361(a) of the Code.

     E. USSC and IMNT desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, AS CONSIDERATION FOR the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which hereby are acknowledged by the parties), intending to be legally bound hereby, the parties hereby agree as follows:

                                   Article 1

                                   THE MERGER

     1.1 The Merger. At the Effective Time and on the terms and subject to the conditions of this Agreement and the applicable provisions of the applicable Nevada Delaware Law, USSC shall be merged with and into IMNT, the separate corporate existence of USSC shall cease, and IMNT shall continue as the surviving corporation. IMNT sometimes is referred to herein as the "Surviving Corporation."

     1.2 Effective Time. Unless this Agreement is terminated earlier pursuant to
Section 8.1 hereof, the closing of the Merger (the "Closing") is expected to occur on the date that the Registration Statement on Form S-4 is declared "effective" by the Securities and Exchange Commission and will occur no later than five (5) Business Days following satisfaction or waiver of the conditions set forth in Article 6, at the offices of MC Law Group, 4100 Newport Place, Suite 860, Newport Beach, California 92660, unless another place or time is agreed to by IMNT and USSC. The date on which the Closing actually occurs is referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Certificate of Merger (or similar instrument), in substantially the form attached hereto as Exhibit A (the "Nevada Certificate of Merger"), with the Nevada Secretary of State and filing a Certificate of Merger (or similar instrument), in substantially the form attached hereto as Exhibit B (the "Delaware Certificate of Merger"), with the Delaware Secretary of State, in each case in accordance with the relevant provisions of applicable law (the time of acceptance by the Delaware Secretary of State of such filing or such later time as may be agreed to by the parties and set forth in the Delaware Certificate of Merger being referred to herein as the "Effective Time").

     1.3 Effect of the Merger on Constituent Corporations. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware and Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of IMNT and USSC shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of IMNT and USSC shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     1.4      Certificate of Incorporation and Bylaws of Surviving Corporation.
              ----------------------------------------------------------------

              (a) At the Effective Time, the Certificate of Incorporation of IMNT, as in effect immediately before the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation and the bylaws of the Surviving Corporation.

              (b) At the Effective Time, the Bylaws of IMNT, as in effect immediately before the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by such bylaws, the certificate of incorporation of the Surviving Corporation and applicable law.

     1.5 Directors and Officers of Surviving Corporation. Effective immediately upon the Closing, all of the current directors of IMNT will appoint the current directors of USSC as directors of the Surviving Corporation (the "Post-Closing Directors") and, thereafter, will resign as of the Effective Time, each Post-Closing Director to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Effective immediately upon the Closing, all of the current officers of IMNT will resign and the Post-Closing Directors shall appoint new officers, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     1.6 Maximum Number of Shares of IMNT Common Stock to be Issued; Effect on Outstanding Securities of USSC . The maximum number of shares of IMNT Common Stock to be issued (including IMNT Common Stock to be reserved for issuance upon exercise of USSC Options, USSC Warrants (if any) or USSC Stock Purchase Rights to be assumed by IMNT as provided herein) in exchange for the acquisition by IMNT of all shares of USSC Common Stock that are issued and outstanding immediately before the Effective Time and all vested and unvested USSC Options, USSC Warrants (if any) and USSC Stock Purchase Rights that then are outstanding (other than USSC Warrants that by their terms expire without payment, conversion, adjustment or other consideration at the Effective Time) shall not exceed the Aggregate Share Number. No adjustment shall be made in the number of shares of IMNT Common Stock issued in the Merger as a result of any consideration (in any form whatsoever) received by USSC from the date hereof to the Effective Time as a result of any exercise, conversion or exchange of USSC Options, USSC Warrants or USSC Stock Purchase Rights. On the terms and subject to the conditions of this Agreement, at the Effective Time, because of the Merger and without any action on the part of IMNT, USSC or the holders of shares of USSC Common Stock or USSC Options, USSC Warrants or USSC Stock Purchase Rights, the following shall occur:

              (a) Conversion of USSC Common Stock. Each share of USSC Common Stock (assuming conversion of all outstanding shares of USSC Preferred Stock) issued and outstanding immediately before the Effective Time (other than Dissenting Shares (as provided in Section 1.10)) shall be cancelled and extinguished, and each share of USSC Common Stock that is issued and outstanding immediately before the Effective Time shall be converted automatically into the right to receive, following the expiration or early termination of any waiting period under the HSR Act that is applicable to the holder of such share at the Effective Time, that number of shares of IMNT Common Stock equal to the Exchange Ratio (subject to Section 1.9).

              (b) IMNT Common Stock. Each share of IMNT Common Stock that is issued and outstanding immediately before the Effective Time shall remain outstanding as one validly issued, fully-paid and nonassessable share of the same class of common stock of the Surviving Corporation, with identical rights and privileges. From and after the Effective Time, each share certificate of IMNT theretofore evidencing ownership of such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

              (c) USSC Options and USSC Stock Option Plan. All unexpired and unexercised USSC Options, USSC Warrants and USSC Stock Purchase Rights then outstanding, whether vested or unvested, together with the USSC Stock Option Plan, shall be assumed by IMNT in accordance with the following: Each unexpired and unexercised USSC Option, USSC Warrant and USSC Stock Purchase Right then outstanding, whether vested or unvested, shall be, in connection with the Merger, assumed by IMNT, together with the USSC Stock Option Plan, if any. Each USSC Option, USSC Warrant and USSC Stock Purchase Right so assumed by IMNT under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such USSC Option, USSC Warrant or USSC Stock Purchase Right immediately before the Effective Time (including all repurchase rights or vesting provisions), provided that (A) such USSC Option, USSC Warrant or USSC Stock Purchase Right, as the case may be, shall be exercisable for that number of whole shares of IMNT Common Stock equal to the product of the number of shares of USSC Common Stock that were issuable upon exercise of such USSC Option, USSC Warrant or USSC Stock Purchase Right immediately before the Effective Time (assuming such USSC Option, USSC Warrant or USSC Stock Purchase Right were exercisable in full) multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of IMNT Common Stock), and (B) the per-share exercise price for the shares of IMNT Common Stock issuable upon exercise of such assumed USSC Option, USSC Warrant or USSC Stock Purchase Right, as the case may be, shall be equal to the quotient determined by dividing the exercise price per share of USSC Common Stock at which such USSC Option, USSC Warrant or USSC Stock Purchase Right was exercisable immediately before the Effective Time by the Exchange Ratio (rounded up to the nearest whole cent). It is the intention of the parties that USSC Options assumed by IMNT shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the same extent USSC Options qualified as incentive stock options immediately before the Effective Time. The provisions of this Section 1.6(c) shall be applied consistent with the intent described in the preceding sentence.

     1.7 Reservation of Shares. IMNT shall reserve sufficient shares of IMNT Common Stock for issuance pursuant to Section 1.6.

     1.8 Adjustments to Exchange Ratio. The Exchange Ratio shall be equitably adjusted to accommodate fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into IMNT Common Stock or USSC Common Stock), reorganization, reclassification, recapitalization or other similar change with respect to IMNT Common Stock or USSC Common Stock the effective date of which occurs after the date of this Agreement and before the Effective Time.

     1.9 Fractional Shares. No fraction of a share of IMNT Common Stock will be issued in the Merger, but in lieu thereof each holder of shares of USSC Common Stock who otherwise would be entitled to a fraction of a share of IMNT Common Stock (after aggregating all fractional shares of IMNT Common Stock to be received by such holder) shall be entitled to receive from IMNT an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction multiplied by (b) the Closing Price.

     1.10     Dissenting Shares.

              (a) Notwithstanding any provision of this Agreement to the contrary, shares of USSC Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the Nevada Code, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive IMNT Common Stock pursuant to Section 1.6, but the holder thereof shall be entitled only to such rights as are granted by the Nevada Code.

              (b) Notwithstanding the provisions of Section 1.10(a), if any holder of shares of USSC Common Stock who demands appraisal of such shares in accordance with the Nevada Code effectively withdraws or loses (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall be converted automatically into and represent only the right to receive IMNT Common Stock as provided in Section 1.6, without interest thereon, upon surrender to the Surviving Corporation of the certificate representing such shares in accordance with Section 1.11.

              (c) USSC shall give IMNT (i) prompt notice of its receipt of any written demand for appraisal of shares of USSC Common Stock, withdrawals of such demands and any other instrument relating to the Merger served in accordance with the Nevada Code and received by USSC and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal in accordance with the Nevada Code. USSC shall not, except with the prior written consent of IMNT or as may be required in accordance with applicable law, voluntarily make any payment with respect to any demand for appraisal of USSC Common Stock or offer to settle or settle any such demand.

     1.11     Exchange Procedures.

              (a) IMNT Common Stock. On the Closing Date, IMNT shall issue or cause to be issued for exchange in accordance with Section 1.6(a) the aggregate number of shares of IMNT Common Stock issuable as of the Effective Time in exchange for issued and outstanding shares of USSC Common Stock as of the Effective Time

              (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates that immediately before the Effective Time represented issued and outstanding shares of USSC Common Stock (the "Certificates") and that were converted into the right to receive shares of IMNT Common Stock pursuant to Section 1.6, instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of IMNT Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Surviving Corporation or to such other agent or agents as may be appointed by IMNT, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions contained therein, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of IMNT Common Stock to which such holder is entitled pursuant to Section 1.6 and cash in lieu of fractional shares to which such holder is entitled pursuant to
Section 1.9, and the Certificate so surrendered shall be canceled. As soon as practicable after the Effective Time IMNT shall cause to be distributed to such holder a certificate or certificates (in such denominations as may be requested by such holder) representing that number of shares of IMNT Common Stock to which such holder shall be entitled in accordance with the Exchange Ratio, which certificate or certificates shall be registered in the name of such holder.

              (c) Distributions With Respect to Unexchanged Shares of USSC Common Stock. No dividends or other distributions with respect to IMNT Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of IMNT Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of IMNT Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.11(c)) with respect to such whole shares of IMNT Common Stock.

              (d) Transfers of Ownership. If any certificate for shares of IMNT Common Stock is to be issued pursuant to the Merger in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that (i) the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall have paid to IMNT or any agent designated by it all transfer and other taxes required by reason of the issuance of a certificate for shares of IMNT Common Stock in any name other than that of the registered holder of the Certificate surrendered, or it shall have been established to the satisfaction of IMNT or any agent designated by it that such taxes have been paid or are not payable, and (ii) the Person surrendering such Certificate shall provide the Surviving Corporation with an opinion of counsel, acceptable to the Surviving Corporation, that such transfer does not violate state or federal securities laws.

              (e) No Liability. Notwithstanding anything to the contrary in this
Section 1.11, neither USSC, the Surviving Corporation, nor IMNT shall be liable to a holder of shares of USSC Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.12 No Further Ownership Rights in USSC Common Stock. All shares of IMNT Common Stock issued upon the surrender for exchange of shares of USSC Common Stock in accordance with the terms of this Agreement (including any cash in lieu of fractional shares) shall be deemed to have been issued in full and complete satisfaction of all rights and privileges pertaining to such shares of USSC Common Stock, and there shall be no additional registration of transfers on the records of USSC of shares of USSC Common Stock that were issued and outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, such Certificates shall be canceled and exchanged as provided in this Article 1.

     1.13 Lost, Stolen or Destroyed Certificates. In the event that Certificates have been lost, stolen or destroyed, the Surviving Corporation shall issue or cause to be issued Certificates representing such shares of IMNT Common Stock and cash in lieu of fractional shares in exchange for such lost, stolen or destroyed Certificates, upon the execution and delivery of an affidavit of that fact by the holder thereof; provided, however, that IMNT may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity against any claim that may be made against IMNT with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.14 Tax Consequences. It is intended by the parties that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as the "plan of reorganization" within the meaning of Sections 354(a) and 361(a) of the Code and as described in Sections 1.368-2(g) and 1.368-3(a) of the Income Tax Regulations.

     1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of USSC, or to effect the assignment to the Surviving Corporation of any and all USSC Intellectual Property created by a founder, employee or consultant of USSC, or to complete and prosecute all domestic and foreign patent filings related to such USSC Intellectual Property, the officers and directors of the Surviving Corporation are fully authorized to take, and shall take, all such lawful and necessary action.


                                   Article 2

                     REPRESENTATIONS AND WARRANTIES OF USSC

     USSC hereby represents and warrants to IMNT, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 2 in the disclosure schedule and schedule of exceptions (the "USSC Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows:

     2.1 Organization and Qualification. USSC is a corporation duly organized, validly existing and in good standing pursuant to the Laws of the state of its incorporation and has full and complete corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. USSC is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of USSC. Section 2.1 of the USSC Disclosure Schedule sets forth each jurisdiction where USSC is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which USSC owns, uses, licenses or leases its Assets and Properties, or conducts business or has employees or engages independent contractors.

     2.2 Authority Relative to this Agreement. Subject only to the requisite approval of the Merger and this Agreement and the transactions contemplated by this Agreement by the stockholders of USSC, USSC has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. USSC's board of directors has approved this Agreement and declared its advisability. The execution and delivery by USSC of this Agreement and the consummation by USSC of the transactions contemplated hereby, and the performance by USSC of its obligations hereunder, have been duly and validly authorized by all necessary action by the Board of Directors of USSC and no other action on the part of the board of directors of USSC is required to authorize the execution, delivery and performance of this Agreement and the consummation by USSC of the transactions contemplated hereby. This Agreement has been or will be, as applicable, duly and validly executed and delivered by USSC and, assuming the due authorization, execution and delivery hereof by IMNT will constitute a legal, valid and binding obligation of USSC, enforceable against USSC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     2.3      Capital Stock.
              -------------

              (a) The authorized capital stock of USSC consists only of the following: (i) 50,000,000 shares of Common Stock, $.001 par value per share (the "USSC Common Stock"), of which 12,292,558 shares of Common Stock are issued and outstanding as of the date hereof; (ii) 10,000,000 shares of Series A Convertible Preferred Stock, $.001 par value per share, of which 7,601,854 shares are issued and outstanding as of the date hereof; and (iii) 4,000,000 shares of Series B Convertible Preferred Stock, $.001 par value per share, of which 3,418,329 shares are issued and outstanding as of the date hereof. The Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock shall collectively be referred to herein as the "USSC Preferred Stock". All of the issued and outstanding shares of USSC Common Stock and USSC Preferred Stock are validly issued, fully-paid and nonassessable and have been issued in compliance with all applicable federal, state and foreign securities Laws. Except as set forth in Section 2.3(a) of the USSC Disclosure Schedule, no shares of USSC Common Stock or USSC Preferred Stock are held in treasury or are authorized or reserved for issuance.

              (b) Section 2.3(b) of the USSC Disclosure Schedule lists the name, address and state of residence of each holder of USSC Common Stock (as provided by such holder to USSC) and the number of shares of USSC Common Stock held by such holder. Except as disclosed in Section 2.3(b) of the USSC Disclosure Schedule, there are no other shares of USSC Common Stock issued and outstanding.

              (c) With respect to any USSC Common Stock that has been issued and currently is issued and outstanding subject to a repurchase option on the part of USSC, Section 2.3(c) of the USSC Disclosure Schedule sets forth the holder thereof, the number and type of securities subject thereto and the vesting schedule thereof (including a specific description of the circumstances pursuant to which such vesting schedule for each such security can or will be accelerated).

              (d) With respect to each USSC Option, USSC Warrant, USSC Stock Purchase Right, Restricted Stock Purchase Agreement or share of USSC Restricted Stock or agreements, arrangements or understandings to which USSC is a party (written or oral) to issue Options or other equity securities with respect to USSC, Section 2.3(d) of the USSC Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof (including a specific description of the circumstances under which such vesting schedule for each such security can or will be accelerated). Except as set forth in Section 2.3(d) of the USSC Disclosure Schedule, there are no outstanding USSC Options, USSC Warrants, USSC Stock Purchase Rights, Restricted Stock Purchase Agreements or shares of USSC Restricted Stock or agreements, arrangements or understandings to which USSC is a party (written or oral) to issue Options with respect to USSC. All of the USSC Options, USSC Warrants and USSC Stock Purchase Rights were issued in compliance with all applicable federal, state and foreign securities Laws.

              (e) Except as set forth in Section 2.3(e) of the USSC Disclosure Schedule, there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of USSC Common Stock created by statute, the Articles of Incorporation or Bylaws of USSC, or any agreement or other arrangement to which USSC is a party (written or oral) or to which USSC is obligated, and there are no agreements, arrangements or understandings to which USSC is a party (written or oral), pursuant to which USSC has the right to elect to satisfy any Liability by issuing USSC Common Stock or Equity Equivalents.

              (f) USSC is not a party or subject to any agreement or understanding, and there is no agreement, arrangement or understanding between or among Persons that affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to USSC Common Stock, including any voting trust agreement or proxy.

              (g) Except as set forth in Section 2.3(g) of the USSC Disclosure Schedule, no debt securities of USSC are issued and outstanding.

     2.4 No Subsidiaries. USSC has no (and before the Closing will have no) Subsidiaries and does not (and before the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

     2.5 Directors and Officers. The names of each director and officer of USSC on the date hereof, and his or her position with USSC, are listed in Section 2.5 of the USSC Disclosure Schedule.

     2.6 No Conflicts. The execution and delivery by USSC of this Agreement does not, and the performance by USSC of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby do not, and will not:

              (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Articles of Incorporation or bylaws of USSC ;

              (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.6(c) of the USSC Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to USSC or any of its Assets and Properties; or

              (c) except as disclosed in Section 2.6(c) of the USSC Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) pursuant to, (iii) require USSC to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or pursuant to the terms of (except for (A) the filing of the Nevada and Delaware Certificate of Merger, together with the required officers' certificates; (B) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required pursuant to applicable state or federal securities laws; and (C) such filings as may be required pursuant to the HSR Act), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional right or entitlement to increased, additional, accelerated or guaranteed payments or performance pursuant to, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon USSC or any of its Assets and Properties pursuant to or (vii) result in the loss of any material benefit pursuant to, any of the terms, conditions or provisions of any Contract or License to which USSC is a party or by which any of USSC' s Assets and Properties is obligated.

2.7 Books and Records; Organizational Documents. The minute books and stock record books and other similar records of USSC have been provided or made available to IMNT or its counsel before the execution of this Agreement, are complete and correct in all respects and have been maintained in accordance with reasonable and consistent business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the Board of Directors of USSC from the date of USSC's incorporation through the date hereof. USSC has before the execution of this Agreement delivered to IMNT true and complete copies of its Articles of Incorporation and Bylaws, both as amended through the date hereof. USSC is not in violation of any provision of its Articles of Incorporation or Bylaws.

     2.8      USSC Financial Statements.

              (a) Section 2.8(a) of the USSC Disclosure Schedule sets forth the USSC Financials. The USSC Financials delivered to IMNT are correct and complete in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto as delivered to IMNT before the date hereof, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The USSC Financials present fairly and accurately the financial condition and operating results of USSC as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Interim Financial Statements may not contain footnotes.

              (b) Except as set forth in Section 2.8(b) of the USSC Disclosure Schedule, since January 1, 2003, there has been no change in any accounting policy, principle, method or practice, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of USSC.

     2.9 Absence of Changes. Since the Audited Financial Statement Date, except as set forth in Section 2.9 of the USSC Disclosure Schedule, there has not been any material adverse effect on the Business or Condition of USSC or any occurrence or event, which, individually or in the aggregate, could reasonably be expected to have any material adverse effect on the Business or Condition of USSC. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement and except as disclosed in Section 2.9 of the USSC Disclosure Schedule, since the Audited Financial Statement Date:

              (a) USSC has not entered into any Contract, commitment or transaction or incurred any Liability outside of the ordinary course of business consistent with past practice;

              (b) USSC has not entered into any Contract in connection with any transaction involving a Business Combination;

              (c) there has not been any material amendment or other material modification (or agreement to do so) or violation of the terms of any of the Contracts set forth or described in Section 2.18(a) of the USSC Disclosure Schedule, except as described in Section 2.9(c) of the USSC Disclosure Schedule;

              (d) USSC has not entered into any transaction with any officer, director, stockholder, Affiliate or Associate of USSC, other than (i) pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to IMNT pursuant to (and identified in) Section 2.9(d), Section 2.18(a) or
Section 2.20 of the USSC Disclosure Schedule or (ii) pursuant to any contract of employment and listed pursuant to Section 2.18(a) of the USSC Disclosure Schedule;

              (e) no Action or Proceeding has been commenced or, to the knowledge of USSC, threatened by or against USSC ;

              (f) USSC has not made or agreed to make any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien in an amount exceeding $10,000.00 individually or $25,000.00 in the aggregate, on any of the Assets and Properties of USSC, other than dispositions of inventory, or nonexclusive licenses of products to Persons to whom USSC had granted licenses of its products at the Audited Financial Statement Date, in the ordinary course of business of USSC consistent with past practice;

              (g) USSC has not made or agreed to make any write-off or write-down, or any determination to write off or write-down, or revalue, any of the Assets and Properties of USSC, or change any reserve or liability associated therewith, individually or in the aggregate in an amount exceeding $10,000.00.

              (h) USSC has not made or agreed to make payment, discharge or satisfaction, in an amount in excess of $10,000.00, in any one case, or $25,000.00 in the aggregate, of any claim, Liability or obligation, other than the payment, discharge or satisfaction in USSC's ordinary course of business of Liabilities presented or reserved against in the USSC Financials;

              (i) USSC has not failed to pay or otherwise satisfy any Liability currently due and payable of USSC, except such Liabilities that are being contested in good faith by appropriate means or procedures and that, individually or in the aggregate, are immaterial in amount;

              (j) USSC has not incurred any Indebtedness or guaranteed any Indebtedness in an aggregate amount exceeding $25,000.00 or issued or sold debt securities of USSC or guarantied debt securities of others;

              (k) to the knowledge of USSC after consultation with USSC's independent accountants, USSC has not taken or approved any action, including the acceleration of vesting of any USSC Option, USSC Warrant or other right to acquire shares of USSC Common Stock, which could reasonably be expected to jeopardize the status of the Merger as a tax-free reorganization;

              (l) USSC has not made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

              (m) other than in the ordinary course of business, USSC has not made any representation or proposal to, or engaged in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any Person that has issued a letter of credit that benefits USSC ;

              (n) USSC has not failed to renew any material insurance policy; no material insurance policy of USSC has been cancelled or materially amended; and USSC has given all notices and presented all claims (if any) pursuant to all such policies in a timely fashion;

              (o) there has been no material amendment or non-renewal of any of USSC's Approvals, and USSC has used commercially reasonable efforts to maintain such Approvals and has observed in all material respects all Laws and Orders applicable to the conduct of USSC's business or USSC's Assets and Properties;

              (p) USSC has taken all action required to procure, maintain, renew, extend or enforce any USSC Intellectual Property, including submission of required documents or fees during the prosecution of patent, trademark or other applications for Registered Intellectual Property rights;

              (q) there has been no physical damage, destruction or other casualty loss (whether or not insured) affecting any of the real or personal property or equipment of USSC individually or in the aggregate in an amount exceeding $25,000.00; and

              (r) USSC has not entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding to do, engage in or cause or having the effect of any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

     2.10 No Undisclosed Liabilities. Except as presented or reserved against in the USSC Financials (including the notes thereto) or as disclosed in Section
2.10 of the USSC Disclosure Schedule, there are no Liabilities of, relating to or affecting USSC or any of USSC's Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Audited Financial Statement Date and in accordance with the provisions of this Agreement, which, individually and in the aggregate, are not material to the Business or Condition of USSC and are not for tort or for breach of contract.

     2.11 Taxes. Except as set forth in Section 2.11 of the USSC Disclosure
Schedule:

              (a) All Tax Returns required to have been filed by or with respect to USSC or any affiliated, consolidated, combined, unitary or similar group of which USSC is or was a member (a "RELEVANT GROUP") have been duly and timely filed (including all extensions (if any)), and each such Tax Return correctly and completely specifies Tax liability and all other information required to be reported thereon. All such Tax Returns are true, complete and correct in all material respects. All Taxes due and payable by USSC or any member of a Relevant Group, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, for periods (or portions of periods) contemplated by the USSC Financials have been paid or accrued on the balance sheet included in the USSC Financials.

              (b) USSC has incurred no material liability for Taxes in the period after the Audited Financial Statement Date. The unpaid Taxes of USSC (i) did not, as of the most recent fiscal year end, exceed by any material amount the reserve for Liability for Income Tax (other than the reserve for deferred taxes established to accommodate timing differences between book and tax income) or Other Tax set forth on the face of the most recent balance sheet included in the USSC Financials and (ii) will not exceed by any material amount such reserve as adjusted for operations and transactions in the ordinary course of business through the Closing Date.

              (c) USSC is not a party to any agreement extending the time within which to file any Tax Return. No claim ever has been made by a Taxing Authority of any jurisdiction in which USSC or any member of any Relevant Group does not file Tax Returns that USSC or such member is or may be subject to taxation by that jurisdiction.

              (d) USSC and each member of any Relevant Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

              (e) USSC does not have knowledge of any action by any Taxing Authority in connection with assessing additional Taxes against or in respect of USSC or any Relevant Group for any past period. There is no dispute or claim concerning any Tax Liability of USSC either (i) threatened, claimed or raised by any Taxing Authority or (ii) of which USSC otherwise is aware. There are no Liens for Taxes on the Assets and Properties of USSC other than Liens for Taxes not yet due. Section 2.11(e) of the USSC Disclosure Schedule indicates those Tax Returns, if any, of USSC and each member of any Relevant Group that have been audited or examined by Taxing Authorities and indicates those Tax Returns of USSC and each member of any Relevant Group that currently are the subject of audit or examination. USSC has delivered to IMNT complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, USSC and each member of any Relevant Group since the fiscal year ended December 31, 2002.

              (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return that is required to be filed by, or that includes or is treated as including, USSC or with respect to any Tax assessment or deficiency affecting USSC or any Relevant Group.

              (g) USSC has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

              (h) USSC has no liability for the Taxes of any Person other than USSC (i) pursuant to Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

              (i) USSC (i) neither has agreed to make nor is required to make any adjustment pursuant to Section 481 of the Code because of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

              (j) USSC is not a party to or obligated by any obligation pursuant to any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

              (k) USSC is not involved in, subject to, or a party to any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

              (l) USSC was not included and is not includible in the Tax Return of any Relevant Group with any corporation other than such a return of which USSC is the common parent corporation.

              (m) USSC has not made any payment, is not obligated to make any payment, nor is a party to any Contract, agreement or arrangement covering any current or former employee or consultant of USSC that pursuant to certain circumstances could require USSC to make or result in any payment that is not deductible as a result of the provisions set forth in Section 280G of the Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment pursuant to Section 4999 of the Code.

              (n) There currently is no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of USSC pursuant to (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code and (iv) Section 1502 of the Code and Treasury regulations promulgated thereunder.

              (o) Each material election with respect to income Taxes affecting USSC is set forth in Section 2.11(o) of the USSC Disclosure Schedule.

              (p) USSC is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

              (q) None of the assets of USSC constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. USSC is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect before the Tax Reform Act of 1986 or to any "long-term contract" within the meaning of Section 460 of the Code.

              (r) USSC has substantial authority for the treatment of, or has disclosed (in accordance with Section 6662(d)(2)B)(ii) of the Code) on its federal income Tax Returns, all items specified on USSC's relevant federal income Tax Returns that could result in a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

     2.12 Legal Proceedings.

              (a) Except as set forth in Section 2.12(a) of the USSC Disclosure
Schedule:

              (i) there are no Actions or Proceedings pending or, to the knowledge of USSC, threatened against, relating to or affecting USSC or any of its Assets and Properties;

              (ii) there are no facts or circumstances known to USSC that could reasonably be expected to result in any Action or Proceeding against, relating to or affecting USSC or any of its Assets and Properties;

              (iii) USSC has not received notice and otherwise does not have knowledge of any Order outstanding against USSC; and

              (iv) USSC has not received notice and does not otherwise have knowledge of any defect, dangerous or substandard condition in the products or materials sold, distributed, or currently proposed to be sold or distributed, by USSC that could cause bodily injury, sickness, disease, death or damage to property, or result in loss of use of property, or any claim, litigation, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, damage to property or loss of use of property.

              (b) Before the execution of this Agreement, USSC has delivered to IMNT all responses of counsel for USSC to auditor's requests for information for the preceding three (3) years (together with all updates provided by such counsel (if any)) regarding Actions or Proceedings pending or threatened against, relating to or affecting USSC. Section 2.12(b) of the USSC Disclosure Schedule sets forth all Actions or Proceedings relating to or affecting, or, to the knowledge of USSC, threatened against, USSC or any of its Assets and Properties during the three (3) year period before the date hereof.

     2.13 Compliance with Laws and Orders. Neither USSC nor any of its directors, officers, Affiliates, agents or employees has violated in any material respect since the incorporation of USSC, or currently is in default or violation in any material respect pursuant to, any Law or Order applicable to USSC or any of its Assets and Properties, and USSC is not aware of any claim of violation, or of any actual violation, of any of such Laws and Orders by USSC since the incorporation of USSC.

     2.14     Employee Benefit Plans and Employee Matters.

              (a) Section 2.14(a) of the USSC Disclosure Schedule sets forth:

              (i) the name, current annual compensation amount (including bonus and commissions), title, current salary or wage amount, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits for each present officer, director, employee, independent contractor or consultant of USSC ;

              (ii) organizational charts of USSC ;

              (iii) each collective bargaining, union or other employee association agreement to which USSC is party or pursuant to which USSC could have any Liability;

              (iv) each employee confidentiality and every other agreement protecting proprietary processes, formulae or information;

              (v) each consulting, independent contractor, employment, managerial, advisory, change in control, retention, incentive, bonus, severance, relocation, expatriation, repatriation, visa and work permit agreement, arrangement and understanding, whether written or oral, between USSC and (i) any current employee, officer or director of, or any independent contractor or advisor to, USSC and (ii) any former employee, officer or director of, or any independent contractor or advisor to, USSC, pursuant to which USSC could have any Liability (collectively, the "Employment Agreements");

              (vi) all reports and plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended; and

              (vii) each Plan.

              USSC has no plan or commitment to establish any new Plan or Employment Agreement, to modify any Plan or Employment Agreement (except to the extent required by law or to conform any such Plan or Employment Agreement to the requirements of applicable law, in each case as previously disclosed to IMNT in writing, or as required by this Agreement) or to adopt or enter into any Plan or Employment Agreement.

              (b) For each Plan, except as set forth in Section 2.14(b) of the USSC Disclosure Schedule, each of the following is true:

              (i) if such Plan is an employee pension benefit plan (as such term is defined in ERISA Section 3(2)) intended to qualify pursuant to the Code, such Plan has received at least one favorable determination, opinion, notification or advisory letter as to its qualification pursuant to the Code (or such a letter has been or will be applied for before expiration of the applicable remedial amendment period) from the IRS, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification or that would result in material costs to USSC pursuant to the IRS's Employee Plans Compliance Resolution System;

              (ii) the financial statements of USSC specify all employee liabilities arising pursuant to such Plan in a manner satisfying the applicable requirements of Statement of Financial Accounting Standards Nos. 87, 88, 106, 112, 123 and 132, each as applicable;

              (iii) none of USSC, the members of the Controlled Group or any other party has, with respect to any Plan, engaged in a non-exempt prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406;

              (iv) no event has occurred and no condition exists that could subject USSC or IMNT to any Tax pursuant to Chapter 43 of the Code or to a fine pursuant to Section 502(c) of ERISA;

              (v) all contributions, insurance premiums or other payments required as of the Effective Time have been paid;

              (vi) there are no leased employees (as such term is defined in Section 414(n) of the Code) who must be considered for the requirements of
Section 414(n)(3) of the Code;

              (vii) there are no audits, inquiries or proceedings pending or, to the knowledge of USSC, threatened by the IRS, DOL or other governmental agency with respect to any Plan; and

              (viii) each Plan (including any plan relating to any former officer, director, employee, independent contractor or consultant of USSC ) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to USSC or IMNT (other than ordinary administrative expenses).

              (c) For each Plan and Employment Agreement, each of the following is true and correct:

              (i) there are no actions, litigation matters or claims (other than routine claims for benefits in the ordinary course) pending, or to the knowledge of USSC, threatened or reasonably anticipated, and to the knowledge of USSC, there are no facts that could result in any such action, litigation matters or claim (other than routine claims for benefits in the ordinary course);

              (ii) the requirements of ERISA, the Code and all other applicable laws, orders, rules and regulations have been complied with in all material respects;

              (iii) all forms, documents and other materials have been filed with the SEC or otherwise distributed as required by the Securities Act or the Exchange Act or any regulation or rule promulgated thereunder;

              (iv) the execution and delivery of this Agreement by USSC and the consummation of the transactions contemplated hereby, either alone or upon the occurrence of any additional or subsequent event, will not constitute an event pursuant to any Plan, Employment Agreement, trust or loan that will or may result in any payment (whether severance pay, a bonus or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or officer of, or consultant or advisor, to USSC, except as expressly required by this Agreement. No payment or benefit that will or may be made by USSC or any member of its Controlled Group with respect to any such employee, director, officer, consultant or advisor will be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

              (d) Neither USSC nor any other member of the Controlled Group sponsors or maintains (or has ever sponsored or maintained) an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA.

              (e) Neither USSC nor any other member of the Controlled Group contributes or is obligated to contribute (or ever has been obligated to contribute) to a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

              (i) No Plan is intended to be an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or a tax credit employee stock ownership plan (within the meaning of Section 409(a) of the Code).

              (f) No Plan provides, specifies or represents any liability to provide retiree life insurance, retiree health or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or any other applicable statute, and USSC never has represented, promised or contracted (whether in oral or written form) to any current or former employee, officer or director of, or any advisor or consultant to, USSC, either individually or as a group, or to any other Person that such employee, officer or director of, or any advisor or consultant to, USSC would be provided with retiree health, life or other welfare benefit, except to the extent required by applicable law.

     2.15      Real Property. USSC does not own any real property.
               -------------

     2.16 Tangible Personal Property. USSC is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights pursuant to Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property specified on USSC Financials and tangible personal property acquired since the Audited Financial Statement Date, other than property disposed of since such date in the ordinary course of business consistent with past practice. Except as disclosed in Section
2.16 of the USSC Disclosure Schedule, all such tangible personal property (including plant, property and equipment) is free and clear of all Liens and is adequate and suitable in all material respects for the conduct by USSC of its business as currently conducted and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

     2.17     Intellectual Property.

              (a) Section 2.17(a) of the USSC Disclosure Schedule lists all of the USSC Registered Intellectual Property (including all trademarks and service marks that USSC has used with the intent of creating or benefiting from any common law right relating to such marks) and lists all proceedings or actions pending as of the date hereof before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the USSC Registered Intellectual Property.

              (b) USSC has all requisite right, title and interest in or valid and enforceable rights pursuant to Contracts or Licenses to use all USSC Intellectual Property necessary to the conduct of its business as currently conducted.

              (i) Except as set forth in Section 2.17(b)(i) of the USSC Disclosure Schedule, each item of USSC Intellectual Property, including all USSC Registered Intellectual Property listed in Section 2.17(a) of the USSC Disclosure Schedule, is owned exclusively by USSC (excluding Intellectual Property licensed to USSC under any License disclosed pursuant to Section 2.17(f) of the USSC Disclosure Schedule) and is free and clear of all Liens. Without limiting the generality of the foregoing, USSC owns exclusively all trademarks, service marks and trade names used by USSC in connection with the operation or conduct of the business of USSC as currently conducted or as currently contemplated to be conducted, including the sale of all products or technology or the provision of any service by USSC; provided, however, that USSC may use trademarks, service marks and trade names of third parties that are licensed to USSC, as disclosed in Section 2.17(f) of the USSC Disclosure Schedule, or that are in the public domain.

              (ii) Without limiting the generality of the foregoing, USSC owns exclusively, and has good title to, each copyrighted work that is a USSC product and each other work of authorship that USSC otherwise purports to own or is used by USSC in connection with the operation or conduct of the business of USSC as currently conducted or provision of services by USSC, other than works disclosed in Section 2.17(f) of the USSC Disclosure Schedule.

              (c) To the extent that any USSC Intellectual Property has been developed or created by any Person other than USSC, USSC has a written agreement with such Person with respect thereto, and USSC either (i) has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of such rights or (ii) has obtained a License pursuant to or to such Intellectual Property as disclosed in Section 2.17(f) of the USSC Disclosure Schedule.

              (d) Except pursuant to agreements described in Section 2.17(d) of the USSC Disclosure Schedule, USSC has not transferred ownership of any Intellectual Property that is or was USSC Intellectual Property to any other Person.

              (e) Except as set forth in Section 2.17(e) of the USSC Disclosure Schedule, the USSC Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of USSC' s business as it currently is conducted and as is currently contemplated to be conducted, including the design, development, distribution, marketing, manufacture, use, import, license and sale of the products, technology and services of USSC (including products, technology or services currently under development).

              (f) Section 2.17(f)(i) of the USSC Disclosure Schedule lists all Contracts to which USSC is a party that grant licenses to Intellectual Property, other than Licenses for off-the-shelf, shrink-wrap software or "open source" code that is commercially available on reasonable terms to any Person for a license fee of no more than $5,000.00. Except as set forth in Section 2.17(f)(ii) of the USSC Disclosure Schedule, USSC is not in breach of, nor has it failed to perform pursuant to, any of the foregoing Contracts and Licenses, and, to USSC' s knowledge, no other party to such Contracts and Licenses is in material breach of or has failed materially to perform thereunder.

              (g) Section 2.17(g)(i) of the USSC Disclosure Schedule lists all Contracts, Licenses and agreements between USSC and any other Person, other than Licenses for off-the-shelf, shrink-wrap software or "open source" code that is commercially available on reasonable terms to any Person for a license fee of no more than $5,000.00, wherein or whereby USSC has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by USSC or such other Person of the Intellectual Property of any Person other than USSC. Except as set forth in Section 2.17(g)(ii) of the USSC Disclosure Schedule, USSC is not in breach of, nor has it failed to perform pursuant to, any of the foregoing Contracts, Licenses and agreements, and, to USSC's knowledge, no other party to such Contracts, Licenses and agreements is in breach of or has failed to perform thereunder.

              (h) Except as set forth in Section 2.17(h) of the USSC Disclosure Schedule, the operation of the business of USSC as currently conducted, including USSC's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of USSC, does not (A) infringe or misappropriate the Intellectual Property of any Person, (B) violate any term or provision of any License or Contract concerning such Intellectual Property (including any provision required by or imposed pursuant to 35 U.S.C. Sections 200 through 212, inclusive, in any License or Contract to which USSC is a party requiring that products be manufactured substantially in the United States ("Made-in-America Requirements")), (C) violate the rights of any Person (including rights to privacy or publicity), or (D) constitute unfair competition or an unfair trade practice pursuant to any Law; and USSC has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of USSC infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices pursuant to any Law, including notice of third-party patent or other Intellectual Property rights from a potential licensor of such rights, nor is USSC aware of any basis for any such claim.

              (i) Each item of USSC Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid, and all necessary documents and certificates in connection with such USSC Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions where USSC has filed documents for such purpose, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.17(i)(i) of the USSC Disclosure Schedule lists all actions that must be taken by USSC within 180 days from the date hereof, including the payment of any registration, maintenance or renewal fee, annuity fee and tax or the filing of any document, application or certificate for the purposes of maintaining, perfecting or preserving or renewing any USSC Registered Intellectual Property. In each event in which USSC has acquired ownership of any Intellectual Property right from any Person, USSC has obtained a valid and enforceable assignment sufficient to transfer irrevocably all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to USSC and, to the maximum extent provided for by and required to protect USSC' s ownership rights in and to such Intellectual Property in accordance with applicable Laws, USSC has recorded each such assignment of Registered Intellectual Property with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office or their respective equivalents in any foreign jurisdiction where USSC has filed documents for such purpose, as the case may be. To USSC' s knowledge, there are no facts or circumstances that would render any USSC Registered Intellectual Property invalid or unenforceable other than as set forth in
Section 2.17(i)(ii) of the USSC Disclosure Schedule. Without limiting the foregoing, to USSC' s knowledge, no information, materials, facts or circumstances exist, including any information or fact that would constitute prior art, that would render any of the USSC Registered Intellectual Property invalid or unenforceable, or would affect adversely any pending application for any USSC Registered Intellectual Property. USSC has not misrepresented, or failed to disclose, and is not aware of any misrepresentation or failure to disclose, any fact or circumstance in any application for any USSC Registered Intellectual Property that would constitute fraud or a material misrepresentation with respect to such application or that otherwise would affect the validity or enforceability of any USSC Registered Intellectual Property.

              (j) Except as set forth in Section 2.17(j) of the USSC Disclosure Schedule, there are no Contracts or Licenses among USSC and any other Person with respect to USSC Intellectual Property pursuant to which there is any dispute (or, to USSC's knowledge, facts that may reasonably result in a dispute) known to USSC, including any dispute or facts that may reasonably result in a dispute regarding the nature of the Intellectual Property Rights granted in such Contract or License, or performance pursuant to such Contract or License, including with respect to any payment to be made or received by USSC thereunder.

              (k) No Person is infringing or misappropriating any USSC Intellectual Property owned by USSC.

              (l) Neither this Agreement nor any transaction contemplated by this Agreement will result in IMNT's or the Surviving Corporation's granting any right or license with respect to the Intellectual Property of IMNT or the Surviving Corporation to any Person pursuant to any Contract to which USSC is a party or by which any of USSC's Assets and Properties is obligated. Neither this Agreement nor any transaction contemplated by this Agreement will result in the loss of any ownership or License right of USSC, before the Closing Date, or the Surviving Corporation, from and after the Closing Date, in any of the USSC Intellectual Property or require or obligate IMNT or the Surviving Corporation
(i) to grant to any third party any right or license with respect to any USSC Intellectual Property; or (ii) to pay any royalty or other amount. Neither this Agreement nor any transaction contemplated by this Agreement will give to any third party the right to terminate, in whole or in part, any Contract or License to which USSC is a party with respect to any Intellectual Property, except for the Contracts or Licenses set forth in Section 2.17(l) of the USSC Disclosure Schedule.

              (m) Section 2.17(m) of the USSC Disclosure Schedule sets forth a list of (i) all software that USSC has licensed from any third party that is used by USSC in its products, in providing services or otherwise in its business (other than off-the-shelf, shrink-wrap software that is commercially available on reasonable terms to any Person for a license fee of no more than $5,000.00 and (ii) a list of all "freeware," "shareware" and "open source" code incorporated into any product now or heretofore shipped by USSC. USSC has all rights necessary to the use of such software, "freeware," "shareware" and "open source" code.

              (n) USSC has taken all necessary and appropriate action to protect and preserve its exclusive ownership of USSC Intellectual Property. USSC has secured valid written assignments from all consultants and employees who contributed to the creation or development of USSC Intellectual Property. In the event that a consultant is or was concurrently employed by USSC and a third party, USSC has taken additional action to ensure that any USSC Intellectual Property developed by such consultant does not belong to such third party or conflict with such third party's employment agreement.

     2.18     Contracts.

              (a) Section 2.18(a) of the USSC Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies of which or, if none, reasonably complete and accurate written descriptions thereof, together with all amendments and supplements thereto and all waivers of any of the terms thereof, have been provided to or made available to IMNT before the execution of this Agreement), to which USSC is a party or by which any of USSC's Assets and Properties is obligated:

              (i) (A) all Contracts to which USSC is a party (excluding Plans) providing for a commitment of employment or consultant services for a specified or unspecified term, the name, capacity and amount of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) all written or unwritten representations, commitments, promises, communications or courses of conduct involving an obligation of USSC to make payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated by this Agreement or to any employee whose identity is disclosed in Section Error! Reference source not found.(i) of the USSC Disclosure Schedule, other than with respect to salary or incentive compensation payments in the ordinary course of business consistent with past practice;

              (ii) all Contracts to which USSC is a party with any Person containing any provision or covenant prohibiting or limiting the ability of USSC to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with USSC or prohibiting or limiting disclosure of confidential or proprietary information;

              (iii) all partnership, joint venture, stockholders' or other similar Contracts to which USSC is a party with any Person;

              (iv) all Contracts to which USSC is a party relating to Indebtedness in an amount of $10,000.00 or more of USSC ;

              (v) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

              (vi) all Contracts to which USSC is a party entered into outside the ordinary course of business (A) with independent contractors, distributors, dealers, manufacturers' representatives, sales agencies or franchisees; (B) with aggregators, manufacturers and equipment vendors; and (C) with respect to the sale of services, products or both, to customers;

              (vii) all guaranties of any Indebtedness made by USSC or other obligations of USSC to any Person, including, without limitation, any agreement of guarantie, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, Liabilities or Indebtedness of any other Person;

              (viii) all Contracts to which USSC is a party relating to (A) the future disposition or acquisition of any of USSC's Assets and Properties with an aggregate value of $10,000.00 or more and (B) any Business Combination;

              (ix) all Contracts between or among USSC, on the one hand, and any current or former officer, director, stockholder, Affiliate or Associate of USSC or any Associate of any such officer, director, stockholder or Affiliate, on the other hand, other than Contracts disclosed pursuant to Section 2.20(a)(i);

              (x) all collective bargaining or similar labor contracts to which USSC is a party;

              (xi) all Contracts to which USSC is a party that (A) limit or contain restrictions on the ability of USSC to declare or pay dividends on, to make any other distribution in respect of, or to issue or purchase, redeem or otherwise acquire, its capital stock, to incur Indebtedness, to incur or permit to exist any Lien, to purchase or sell any of the Assets and Properties, to change the lines of business in which it participates or engages; (B) require USSC to maintain specified financial ratios or amounts of net worth or other indicia of financial condition; or (C) require USSC to maintain insurance in certain amounts or with certain coverages;

              (xii) any Contract to which USSC is a party that expires or may be renewed at the option of any Person other than USSC, so as to expire more than one year after the date of this Agreement;

              (xiii) any Contract to which USSC is a party that is not terminable by USSC upon 30 days (or less) notice by USSC without penalty or obligation to make payments because of such termination and that (i) requires payments by USSC in excess of $10,000.00 (either alone or pursuant to a series of related contracts) or (ii) requires USSC (or the Surviving Corporation) to provide services to any Person after the Closing;

              (xiv) all powers of attorney and comparable delegations of authority; and

              (xv) all other Contracts not otherwise required to be disclosed above in Section 2.18(a) of the USSC Disclosure Schedule that are material to the Business or Condition of USSC.

              (b) Each Contract required to be disclosed in Section 2.18(a) of the USSC Disclosure Schedule is in full force and effect and constitutes a legal, valid and obligating agreement, enforceable in accordance with its terms, and, to the knowledge of USSC, each other party thereto; and, except as disclosed in Section 2.18(b) of the USSC Disclosure Schedule, to the knowledge of USSC, no other party to such Contract is, nor has received notice that it is, in violation or breach of or default pursuant to any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default pursuant to any such Contract).

              (c) Except as disclosed in Section 2.18(c) of the USSC Disclosure Schedule, USSC is not a party to or obligated by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other similar Contract, materially adverse to the Business or Condition of USSC as currently conducted or as currently proposed to be conducted or that has been or could reasonably be expected to result, individually or in the aggregate with any of such other Contracts, in Losses to USSC or be materially adverse to the Business or Condition of USSC as currently conducted or as currently proposed to be conducted.

              (d) Except as disclosed in Section 2.18(d) of the USSC Disclosure Schedule, USSC is not a party to or obligated by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision that limits USSC's ability to compete with any Person in any line of business or in any area or territory.

     2.19     Insurance.

              (a) Section 2.19(a) of the USSC Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the periods of time for which the applicable insurance is provided and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure any of the business, operations or employees of USSC or affect or relate to the ownership, use or operation of any of the Assets and Properties of USSC and that (i) have been issued to USSC or
(ii) to the knowledge of USSC, have been issued to any Person (other than USSC ) for the benefit of USSC. The insurance provided by the policies set forth in
Section 2.19(a) of the USSC Disclosure Schedule will not terminate or lapse by reason of any of the transactions contemplated by this Agreement. Each policy listed in Section 2.19(a) of the USSC Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due, and neither USSC nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and USSC has no knowledge of any reason or state of facts that could reasonably be expected to result in the cancellation of such policies or of any threatened termination of, or material premium increase with respect to, any of such policies. The insurance policies listed in Section 2.19(a) of the USSC Disclosure Schedule, (i) considering the business, location, operations and Assets and Properties of USSC, are in amounts and have coverages that are reasonable and customary for Persons engaged in similar businesses and operations and having similar Assets and Properties and (ii) are in amounts and have coverages as required by any Contract to which USSC is a party or by which any of the Assets and Properties of USSC is obligated.

              (b) Section 2.19(b) of the USSC Disclosure Schedule contains a list of all claims made pursuant to any insurance policy insuring USSC in the last 2 years. USSC has not received notice that any insurer pursuant to any policy listed (or required to be listed) in Section 2.19(b) of the USSC Disclosure Schedule is denying, disputing or questioning liability with respect to a claim thereunder or defending under a reservation of rights clause. USSC has, in the reasonable judgment of USSC, considering its business, location, operations and Assets and Properties, maintained, at all times, without interruption, appropriate insurance, both in nature and amount of coverages.

     2.20     Affiliate Transactions.

              (a) Except as disclosed in Section 2.9(d) or Section 2.20(a) of the USSC Disclosure Schedule, (i) there are no Contracts or Liabilities between USSC, on the one hand, and (A) any current or former officer, director, stockholder or, to USSC' s knowledge, any Affiliate or Associate of USSC or (B) any Person who, to USSC's knowledge, is an Associate of any such officer, director, stockholder or Affiliate, on the other hand; (ii) USSC does not provide or cause to be provided any asset, service or facility to any such current or former officer, director, stockholder, Affiliate or Associate; (iii) neither USSC nor any such current or former officer, director, stockholder, Affiliate or Associate provides or causes to be provided any asset, service or facility to USSC; and (iv) USSC does not beneficially own, directly or indirectly, any Investment Asset of any such current or former officer, director, stockholder, Affiliate or Associate.

              (b) Except as disclosed in Section 2.20(b) of the USSC Disclosure Schedule, each of the Contracts and Liabilities listed in Section 2.20(a) of the USSC Disclosure Schedule was entered into or incurred, as the case may be, on terms no less favorable to USSC (in the reasonable judgment of USSC ) than if such Contract or Liability was entered into or incurred on an arm's length basis on competitive terms. Any Contract to which USSC is a party and in which any director of USSC has a financial interest in such Contract was approved by a majority of the disinterested members of the Board of Directors of USSC or stockholders of USSC, as the case may be, in accordance with Section 310 of the Nevada Code.

     2.21     Employees; Labor Relations.

              (a) USSC is not a party to any collective bargaining agreement, and there is no unfair labor practice or labor arbitration proceeding pending with respect to USSC, or, to the knowledge of USSC, threatened, and there are no facts or circumstances known to USSC that could reasonably be expected to result in any such complaint or claim. To the knowledge of USSC, there are no organizational efforts currently underway or threatened involving any employee of USSC or any of the employees performing work for USSC but provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of USSC.

              (b) Since January 1, 2003, there have been no federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employee of USSC or by any of the employees performing work for USSC but provided by an outside employment agency, and there are no facts or circumstances known to USSC that could reasonably be expected to result in any such complaint or claim. USSC has complied in all material respects with all laws related to the employment of employees, and, except as set forth in Section 2.21(b) of the USSC Disclosure Schedule, since January 1, 2003, USSC has not received any notice of any claim that it has not complied in any material respect with any Law relating to the employment of employees, including any provision thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that USSC is liable for any arrearage of wages or any tax or penalty for failure to comply with any of the foregoing.

              (c) USSC has no written policies or employee handbooks or manuals, except as described in Section 2.21(c) of the USSC Disclosure Schedule. True and correct copies of all of such written policies or employee handbooks or manuals have been provided to IMNT.

              (d) To the knowledge of USSC, no officer, employee or consultant of USSC is obligated pursuant to any Contract or other agreement or subject to any Order or Law that would interfere with USSC's business as currently conducted or as reasonably contemplated to be conducted. Neither the execution nor the delivery of this Agreement nor the conduct of USSC's business as currently conducted or as reasonably contemplated to be conducted, nor any activity of such officers, employees or consultants of USSC in connection with the conduct of USSC's business as currently conducted or as reasonably contemplated to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default pursuant to or cause to occur a condition precedent to any right pursuant to any Contract or other agreement under which any of such officers, employees or consultants currently is obligated.

              (e) Each current and former employee, officer, independent contractor and consultant of USSC has executed a Proprietary Information and Inventions Agreement. No current or former employee, officer, independent contractor or consultant of USSC has excluded works or inventions with USSC from his or her assignment of inventions pursuant to such employee's, officer's or consultant's Proprietary Information and Inventions Agreement.

     2.22 Environmental Matters. Except as set forth in Section 2.22 of the USSC Disclosure Schedule:

              (a) USSC possesses any and all Environmental Permits necessary to or required for the operation of its business as currently conducted or as reasonably contemplated to be conducted. USSC will obtain, before the Closing, any Environmental Permit that must be obtained as of or immediately after the Closing in order for the Surviving Corporation to conduct the business of USSC as it was conducted before the Closing.

              (b) USSC is in compliance with (i) all terms, conditions and provisions of its Environmental Permits and (ii) all Environmental Laws.

              (c) Neither USSC nor any predecessor of USSC nor any entity previously owned by USSC has received any notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any Release or threatened or suspected Release of any Hazardous Material or (ii) any violation of Environmental Law, and there is no outstanding civil, criminal or administrative investigation, action, litigation, hearing or proceeding pending or threatened against USSC pursuant to any Environmental Law.

              (d) Neither USSC nor any predecessor of USSC nor any entity previously owned by USSC has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material and any violation of Environmental Law, and there have been no events, facts or circumstances that could form the basis of any such obligation or liability.

              (e) No Releases of Hazardous Materials have occurred at, from, in, to, on or under any Site, and no Hazardous Material is present in, on, about or migrating to or from any Site.

              (f) Neither USSC, nor any predecessor of USSC, nor any entity previously owned by USSC, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at, from or to any site or other location.

              (g) No Site is a current or proposed Environmental Clean-up Site.

              (h) There are no Liens pursuant to any Environmental Law on any Site.

              (i) There is no (i) underground storage tank, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site. Each underground storage tank satisfies all current applicable upgrade requirements.

              (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Site that have not been delivered to IMNT before execution of this Agreement.

              (k) USSC is not a party, whether as a direct signatory or as successor, assign, third-party beneficiary, guarantor or otherwise, to, and is not otherwise obligated by, any lease or other contract pursuant to which USSC is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking regarding Hazardous Materials or pursuant to which any other Person is or has been released regarding Hazardous Materials.

              (l) USSC and any predecessor of USSC and any entity previously owned by USSC have provided all notifications and warnings, made all reports and kept and maintained all records required pursuant to Environmental Laws.

2.23 Substantial Customers and Suppliers. Section 2.23(a) of the USSC Disclosure Schedule lists the 10 largest customers of USSC, collectively, on the basis of revenues collected or accrued for the most recent complete fiscal year. Section 2.23(b) of the USSC Disclosure Schedule lists the 5 largest suppliers of USSC on the basis of cost of goods or services purchased for the most recent fiscal year. Except as disclosed in Section 2.23(c) of the USSC Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to USSC since January 1, 2003, or, to the knowledge of USSC, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in
Section 2.23(d) of the USSC Disclosure Schedule, to the knowledge of USSC, no such customer or supplier is threatened with bankruptcy or insolvency.

2.24 Accounts Receivable. Except as set forth in Section 2.24 of the USSC Disclosure Schedule, the accounts and notes receivable of USSC specified on the USSC Financials and all accounts and notes receivable accruing after the Financial Statement Date (a) have resulted from bona fide sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms; (b) are legal, valid and binding obligations of the respective debtors, enforceable in accordance with their respective terms; (c) are not subject to any valid set-off or counterclaim; and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

2.25 Inventory. All inventory of USSC specified on the balance sheet included in the USSC Financials consisted, and all such inventory acquired since the Audited Financial Statement Date consists, of a quality and quantity usable and salable in the ordinary course of business as currently conducted or as reasonably contemplated to be conducted. Except as disclosed in the notes to the USSC Financials or in Section 2.25 of the USSC Disclosure Schedule, all items included in the inventory of USSC are the property of USSC, free and clear of any Lien, have not been pledged as collateral, are not held by USSC on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

     2.26     Other Negotiations; Brokers; Third Party Expenses.

              (a) Neither USSC nor any of its officers, directors, employees, agents or, to the knowledge of USSC, any of its stockholders or Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of USSC or any such Affiliate) (i) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (ii) has entered into any Contract or had any discussion with any Person regarding any transaction involving USSC that could result in IMNT, USSC or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to such Person as a result of entering into this Agreement or consummating the transactions contemplated by this Agreement.

              (b) No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated by this Agreement based on arrangements made by or on behalf of USSC.

              (c) Section 2.26 of the USSC Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by USSC in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Estimated Third Party Expenses").

     2.27 Banks and Brokerage Accounts. Section 2.27 of the USSC Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which USSC has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of USSC having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates therefor, if any, the maturity date, if any, and all stock or bond powers or other authority for transfer granted with respect thereto if any.

     2.28     Warranty Obligations.

              (a) Section 2.28(a) of the USSC Disclosure Schedule sets forth (i) a list of all forms of written warranties, guarantees and written warranty policies of USSC in respect of any of USSC' s products and services, which currently are in effect (the "Warranty Obligations"), and the duration of each such Warranty Obligation; (ii) each of the Warranty Obligations that is subject to any dispute or, to the knowledge of USSC, threatened dispute; and (iii) the experience of USSC with respect to warranties, guarantees and warranty policies of or relating to USSC' s products and services. True and correct copies of the Warranty Obligations have been delivered to IMNT before the execution of this Agreement.

              (b) Except as disclosed in Section 2.28(b) of the USSC Disclosure Schedule, (i) there has not been any material deviation from the Warranty Obligations, and no salesperson, employee or agent of USSC is authorized to undertake obligations to any customer or other Person in excess of such Warranty Obligations, and (ii) the balance sheet included in the Interim Financial Statements specifies adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, leased, rented or sold by USSC (A) are and were free from material defects in construction and design and (B) satisfy any and all Contract or other specifications related thereto to the extent stated in writing in such Contracts or specifications, in each case, in all material respects.

     2.29 Foreign Corrupt Practices Act. Neither USSC nor, to the knowledge of USSC, any agent, employee or other Person associated with or acting on behalf of USSC has, directly or indirectly, used corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     2.30 Tax-Free Reorganization. To the knowledge of USSC after consultation with USSC' s tax advisors, neither USSC nor any of its directors, officers or stockholders has taken any action that could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of
Section 368(a) of the Code.

     2.31 Financial Projections(a) . USSC has made available to IMNT certain financial projections with respect to USSC's business, which projections were prepared for internal use only. USSC makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that USSC represents and warrants that such projections were prepared in good faith and are based on assumptions believed by USSC to be reasonable as of the date of preparation of such projections and of this Agreement.

     2.32 Approvals.

              (a) Section 2.32(a) of the USSC Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by USSC that are required to be given to or obtained by USSC from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement (other than the filing of the Delaware and Nevada Certificate of Merger, together with the required officers' certificates, and such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under state or federal securities laws).

              (b) Section 2.32(b) of the USSC Disclosure Schedule contains a list of all material Approvals that are required to be given to or obtained by USSC from any and all third parties other than Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

              (c) All material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by USSC as such business is being conducted currently are set forth in Section 2.32(c)(1) of the USSC Disclosure Schedule. Except as set forth in Section 2.32(c)(2) of the USSC Disclosure Schedule, USSC has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by USSC in the manner as such business is being conducted currently, and there has been no written notice received by USSC of any material violation or material non-compliance with any of such Approvals.

              (d) Assuming all the currently issued and outstanding USSC Preferred Stock is converted into USSC Common Stock prior to the Closing, the affirmative vote or consent of the holders of a majority of the shares of USSC Common Stock issued and outstanding as of the applicable record date, voting separately as a class, are the only votes of the holders of any of USSC Capital Stock necessary to approve this Agreement, the Merger and the transactions contemplated by this Agreement.

     2.33 Information Statement. The information supplied by USSC for inclusion in the information statement to be sent to the stockholders of USSC in connection with USSC stockholders' consideration of the Merger (the "USSC Stockholder Action") (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date on which the Information Statement first is mailed to USSC's stockholders, at the time of the USSC Stockholder Action and at the Effective Time contain any information that, at such time, is false or misleading with respect to any material fact, or omit to specify any material fact necessary in order to make the information specified therein, considering the circumstances pursuant to which that information is furnished, not false or misleading; or omit to specify any material fact necessary to correct any information in any earlier communication with respect to the solicitation of proxies or written consents for the USSC Stockholder Action that has become false or misleading. Notwithstanding the foregoing, USSC makes no representation, warranty or covenant with respect to any information supplied by IMNT that is contained in the Information Statement.

     2.34 No Solicitation. Since January 1, 2003, USSC has not taken, nor has USSC permitted any of USSC's officers, directors, employees, stockholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates (collectively, "Representatives") to take (directly or indirectly), any of the actions prohibited from being taken on or after the date of this Agreement by Section 4.2 with any Person other than IMNT and its designees.

     2.35 Disclosure. No representation or warranty made by USSC contained in this Agreement, and no information contained in the USSC Disclosure Schedule or in any certificate, list or other writing furnished to IMNT pursuant to any provision of this Agreement (including the USSC Financials and the notes thereto) contains any untrue information or fails to specify any information necessary in order to make the information herein or therein, considering the circumstances pursuant to which such information was furnished, not misleading. USSC has provided IMNT with all of the Contracts and Licenses heretofore requested on behalf of IMNT in writing and all other material information concerning USSC in the possession, custody or control of USSC.

                                   Article 3

                     REPRESENTATIONS AND WARRANTIES OF IMNT

     IMNT hereby represents and warrants to USSC, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 3 in the disclosure schedule and schedule of exceptions (the "IMNT Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections.

     3.1 Organization. IMNT is a corporation duly organized, validly existing and in good standing pursuant to the Laws of the state of its incorporation and has full and complete corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. IMNT is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of IMNT. Section 2.1 of the IMNT Disclosure Schedule sets forth each jurisdiction where IMNT is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which IMNT owns, uses, licenses or leases its Assets and Properties, or conducts business or has employees or engages independent contractors.

     3.2 Authority Relative to this Agreement. Subject only to the requisite approval of the merger and this Agreement and the transactions contemplated by this Agreement by the stock- holders of IMNT, IMNT has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by IMNT of this Agreement and the consummation by IMNT of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the board of directors of IMNT, and no other action on the part of the Board of Directors of IMNT is required to authorize the execution, delivery and performance of this Agreement and the consummation by IMNT of the transactions contemplated hereby. This Agreement has been or will be, as applicable, duly and validly executed and delivered by IMNT and, assuming the due authorization, execution and delivery hereof by USSC constitutes or will constitute, as applicable, a legal, valid and binding obligation of IMNT enforceable against IMNT in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     3.3 Issuance of IMNT Common Stock(a) .

     (a) The authorized capital stock of IMNT consists only of 50,000,000 shares of Common Stock, par value $.00001 per share (the "IMNT Common Stock"), of which 10,000,000 shares of Common Stock are issued and outstanding as of the date hereof and 5,000,0000 shres of Preferred Stock, par value $.00001 per share, of which none are issued and outstanding as of the date hereof. All of the issued and outstanding shares of IMNT Common Stock and IMNT Preferred Stock are validly issued, fully-paid and nonassessable and have been issued in compliance with all applicable federal, state and foreign securities Laws. Except as set forth in
Section 2.3(a) of the IMNT Disclosure Schedule, no shares of IMNT Common Stock or IMNT Preferred Stock are held in treasury or are authorized or reserved for issuance.

              (b) Section 2.3(b) of the IMNT Disclosure Schedule lists the name, address and state of residence of each holder of IMNT Common Stock (as provided by such holder to IMNT) and the number of shares of IMNT Common Stock held by such holder. Except as disclosed in Section 2.32.3(b) of the IMNT Disclosure Schedule, there are no other shares of IMNT Common Stock issued and outstanding.

              (c) With respect to any IMNT Common Stock that has been issued and currently is issued and outstanding subject to a repurchase option on the part of IMNT, Section 2.3(c) of the IMNT Disclosure Schedule sets forth the holder thereof, the number and type of securities subject thereto and the vesting schedule thereof (including a specific description of the circumstances pursuant to which such vesting schedule for each such security can or will be accelerated).

              (d) With respect to each IMNT Option, IMNT Warrant, IMNT Stock Purchase Right, Restricted Stock Purchase Agreement or share of IMNT Restricted Stock or agreements, arrangements or understandings to which IMNT is a party (written or oral) to issue Options or other equity securities with respect to IMNT, Section 2.3(d) of the IMNT Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof (including a specific description of the circumstances under which such vesting schedule for each such security can or will be accelerated).

Except as set forth in Section 2.3(d) of the IMNT Disclosure Schedule, there are no outstanding IMNT Options, IMNT Warrants, IMNT Stock Purchase Rights, Restricted Stock Purchase Agreements or shares of IMNT Restricted Stock or agreements, arrangements or understandings to which IMNT is a party (written or oral) to issue Options with respect to IMNT. All of the IMNT Options, IMNT Warrants and IMNT Stock Purchase Rights were issued in compliance with all applicable federal, state and foreign securities Laws.

              (e) Except as set forth in Section 2.3(e) of the IMNT Disclosure Schedule, there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of IMNT Common Stock created by statute, the Articles of Incorporation or Bylaws of IMNT, or any agreement or other arrangement to which IMNT is a party (written or oral) or to which IMNT is obligated, and there are no agreements, arrangements or understandings to which IMNT is a party (written or oral), pursuant to which IMNT has the right to elect to satisfy any Liability by issuing IMNT Common Stock or Equity Equivalents.

              (f) The terms of the IMNT Stock Option Plan and the applicable stock option agreements related to the outstanding IMNT Options permit the assumption or substitution of options to purchase IMNT Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, IMNT Stockholder Action or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those IMNT Options. True and complete copies of all agreements and instruments relating to or issued under the IMNT Stock Option Plan have been provided to IMNT, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to IMNT.

              (g) Except for the Support Agreements, IMNT is not a party or subject to any agreement or understanding, and there is no agreement, arrangement or understanding between or among Persons that affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to IMNT Common Stock, including any voting trust agreement or proxy.

     (h) Except as set forth in Section 2.32.3(g) of the IMNT Disclosure Schedule, no debt securities of IMNT are issued and outstanding.

     3.4 Subsidiaries and Equity Investments. IMNT has no (and before the Closing will have no) Subsidiaries and does not (and before the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

     3.5 No Conflicts. The execution and delivery by IMNT of this Agreement does not, and the performance by IMNT of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of IMNT;

     (b) conflict with or result in a violation or breach of any Law or Order applicable to IMNT or its Assets or Properties; or

     (c) except as would not have a material adverse effect on the Business or Condition of IMNT, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default)pursuant to, (iii) require IMNT to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of (except for (A) the filing of the Delaware Certificate of Merger and the Nevada Certificate of Merger, together with the required officers' certificates; (B) such consents approvals, orders, authorizations, registrations, declarations and filings as may be required pursuant to applicable state or federal securities laws; and (C) such filings as may be required pursuant to the HSR Act), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional right or entitlement to increased, additional, accelerated or guaranteed payments or performance pursuant to, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon IMNT or any of its Assets or Properties, or (vii) result in the loss of a material benefit pursuant to , any of the terms, conditions or provisions of any Contract or License to which IMNT is a party or by which any of its Assets and Properties is obligated.

     3.6 Books and Records; Organizational Documents. The minute books and stock record books and other similar records of IMNT have been provided or made available to IMNT or its counsel before the execution of this Agreement, are complete and correct in all respects and have been maintained in accordance with reasonable and consistent business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the Board of Directors of IMNT from the date of IMNT's incorporation through the date hereof. IMNT has before the execution of this Agreement delivered to IMNT true and complete copies of its Articles of Incorporation and Bylaws, both as amended through the date hereof. IMNT is not in violation of any provision of its Articles of Incorporation or Bylaws.

     3.7 Legal Proceedings.

     (a) Except as set forth in Section 2.12(a) of the IMNT Disclosure Schedule:

              (i) there are no Actions or Proceedings pending or, to the knowledge of IMNT, threatened against, relating to or affecting IMNT or any of its Assets and Properties;

              (ii) there are no facts or circumstances known to IMNT that could reasonably be expected to result in any Action or Proceeding against, relating to or affecting IMNT or any of its Assets and Properties;

              (iii) IMNT has not received notice and otherwise does not have knowledge of any Order outstanding against IMNT; and

              (iv) IMNT has not received notice and does not otherwise have knowledge of any defect, dangerous or substandard condition in the products or materials sold, distributed, or currently proposed to be sold or distributed, by IMNT that could cause bodily injury, sickness, disease, death or damage to property, or result in loss of use of property, or any claim, litigation, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, damage to property or loss of use of property.

     (b) Before the execution of this Agreement, IMNT has delivered to IMNT all responses of counsel for IMNT to auditor's requests for information for the preceding three (3) years (together with all updates provided by such counsel (if any)) regarding Actions or Proceedings pending or threatened against, relating to or affecting IMNT. Section 2.12(b) of the IMNT Disclosure Schedule sets forth all Actions or Proceedings relating to or affecting, or, to the knowledge of IMNT, threatened against, IMNT or any of its Assets and Properties during the three (3) year period before the date hereof.

     3.8 Compliance with Laws and Orders. Neither IMNT nor any of its directors, officers, Affiliates, agents or employees has violated in any material respect since the incorporation of IMNT, or currently is in default or violation in any material respect pursuant to, any Law or Order applicable to IMNT or any of its Assets and Properties, and IMNT is not aware of any claim of violation, or of any actual violation, of any of such Laws and Orders by IMNT since the incorporation of IMNT.

     3.9 Banks and Brokerage Accounts. Section 2.27 of the IMNT Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which IMNT has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of IMNT having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates therefor, if any, the maturity date, if any, and all stock or bond powers or other authority for transfer granted with respect thereto if any.

     3.10 Other Negotiations; Brokers; Third Party Expenses.

     (a) Neither IMNT nor any of its officers, directors, employees, agents or, to the knowledge of IMNT, any of its stockholders or Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of IMNT or any such Affiliate) (i) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (ii) has entered into any Contract or had any discussion with any Person regarding any transaction involving IMNT that could result in IMNT, USSC or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to such Person as a result of entering into this Agreement or consummating the transactions contemplated by this Agreement.

     (b) No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated by this Agreement based on arrangements made by or on behalf of IMNT.

     (c) Section 2.26 of the IMNT Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by IMNT in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Estimated Third Party Expenses").

     3.11 Foreign Corrupt Practices Act. Neither IMNT nor, to the knowledge of IMNT, any agent, employee or other Person associated with or acting on behalf of IMNT has, directly or indirectly, used corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     3.12 Approvals.

     (a) Section 2.32(a) of the IMNT Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by IMNT that are required to be given to or obtained by IMNT from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement (other than the filing of the Delaware Certificate of Merger and the Nevada Certificate of Merger, together with the required officers' certificates, and such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under state or federal securities laws).

     (b) Section 2.32(b) of the IMNT Disclosure Schedule contains a list of all material Approvals that are required to be given to or obtained by IMNT from any and all third parties other than Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

     (c) All material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by IMNT as such business is being conducted currently are set forth in Section 2.32(c)(1) of the IMNT Disclosure Schedule. Except as set forth in Section 2.32(c)(2) of the IMNT Disclosure Schedule, IMNT has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by IMNT in the manner as such business is being conducted currently, and there has been no written notice received by IMNT of any material violation or material non-compliance with any of such Approvals.

     (d) The affirmative vote or consent of the holders of a majority of the shares of IMNT Common Stock issued and outstanding as of the applicable record date, voting separately as a class, are the only votes of the holders of any of IMNT Capital Stock necessary to approve this Agreement, the Merger and the transactions contemplated by this Agreement.

     3.13 Information Statement. The information supplied by IMNT for inclusion in the information statement to be sent to the stockholders of IMNT in connection with IMNT stockholders' consideration of the Merger (the "IMNT Stockholder Action") (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date on which the Information Statement first is mailed to IMNT's stockholders, at the time of the IMNT Stockholder Action and at the Effective Time contain any information that, at such time, is false or misleading with respect to any material fact, or omit to specify any material fact necessary in order to make the information specified therein, considering the circumstances pursuant to which that information is furnished, not false or misleading; or omit to specify any material fact necessary to correct any information in any earlier communication with respect to the solicitation of proxies or written consents for the IMNT Stockholder Action that has become false or misleading. Notwithstanding the foregoing, IMNT makes no representation, warranty or covenant with respect to any information supplied by IMNT that is contained in the Information Statement.

     3.14 Disclosure. No representation or warranty made by IMNT contained in this Agreement, and no information contained in the IMNT Disclosure Schedule or in any certificate, list or other writing furnished to IMNT pursuant to any provision of this Agreement (including the IMNT Financials and the notes thereto) contains any untrue information or fails to specify any information necessary in order to make the information herein or therein, considering the circumstances pursuant to which such information was furnished, not misleading. IMNT has provided IMNT with all of the Contracts and Licenses heretofore requested on behalf of IMNT in writing and all other material information concerning IMNT in the possession, custody or control of IMNT.

     3.15 Information to be Supplied by IMNT. The information supplied by IMNT for inclusion in the Information Statement shall not, on the date the Information Statement first is mailed to USSC' s stockholders, at the time of the USSC Stockholder Action and at the Effective Time contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which it is made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the USSC Stockholder Action that has become false or misleading. Notwithstanding the foregoing, IMNT makes no representation, warranty or covenant with respect to any information supplied by USSC that is contained in any of the foregoing documents.

     3.16 Investment Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of IMNT.

     3.17 Tax-Free Reorganization. To the knowledge of IMNT after consultation with IMNT's tax advisors, neither IMNT nor any of its directors, officers or stockholders has taken any action that could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of section 368(a) of the Code.

                                   ARTICLE 4

                        CONDUCT BEFORE THE EFFECTIVE TIME

     4.1 Conduct of Business of USSC(a) . During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, USSC agrees (unless USSC is required to take such action pursuant to this Agreement or IMNT gives its prior consent in writing) to carry on its business in the usual, regular and ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with USSC' s past practices (and in any event when due), to pay or perform other obligations when due consistent with USSC' s past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings) and, to the extent consistent with such business, to use all commercially reasonable efforts and institute all policies required to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired USSC' s goodwill and ongoing business at the Effective Time. Except as expressly contemplated by this Agreement, USSC shall not, without the prior written consent of IMNT, take or agree in writing or otherwise to take, any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent USSC from performing or cause USSC not to perform its agreements and covenants specified in this Agreement or knowingly cause any condition to IMNT's closing obligations in Section 6.3 not to be satisfied.

     4.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1, USSC shall not take (and since January 1, 2003, has not taken), nor will USSC (and since January 1, 2003, has not permitted) permit any of USSC' s Representatives to take (directly or indirectly) any of the following actions with any Person other than IMNT and its designees: (a) solicit, encourage, initiate, entertain, review or encourage any proposal or offer from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any offer, indication of interest or proposal, oral, written or otherwise, formal or informal (a "Competing Proposed Transaction"), with respect to any possible Business Combination with USSC, (b) provide information not customarily disclosed consistent with USSC' s past practices with respect to USSC to any Person, other than IMNT, relating to (or which USSC believes or should reasonably know would be used for the purpose of formulating an offer, indication of interest or proposal with respect to), or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with USSC, (c) agree to, or enter into a Contract with any Person, other than IMNT, providing for, or approving a Business Combination with USSC, (d) make or authorize any statement, recommendation, solicitation or endorsement in support of any possible Business Combination with USSC other than by IMNT, or (e) authorize or permit any of USSC' s Representatives to take any such action. USSC shall immediately cease and cause to be terminated any such contact or negotiation with any Person relating to any such transaction or Business Combination. In addition to the foregoing, if USSC receives before the Effective Time or the termination of this Agreement any offer, indication of interest or proposal (formal or informal, oral, written or otherwise) relating to, or any inquiry or contact from any Person with respect to, a Competing Proposed Transaction, USSC shall immediately notify IMNT thereof, such notice to include the identity of the Person or Persons making such offer, indication of interest or proposal and the terms thereof, and shall keep IMNT apprised on a current basis of the status of any such offer, indication of interest or proposal and of any modification to the terms thereof; provided, however, that this provision shall not in any way be deemed to limit the obligations of USSC and its Representatives set forth in the first sentence of this Section 4.2. Each of USSC and IMNT acknowledges that this
Section 4.2 was a significant inducement for IMNT to enter into this Agreement and that the absence of such provision would have resulted in either (i) a material reduction in the consideration to be paid to the stockholders of USSC in the Merger or (ii) a failure to induce IMNT to enter into this Agreement.

                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

     5.1 Proxy Statement. As soon as reasonably practicable after the execution of this Agreement, USSC shall prepare, with the full cooperation of IMNT, a Proxy Statement for the stockholders of USSC noticing a special meeting at which USSC will ask its Common Stock Shareholders as well as its Preferred Stock Shareholders to approve this Agreement, the Agreement of Merger and the transactions contemplated hereby. IMNT and USSC each shall use commercially reasonable efforts to cause the Proxy Statement to comply with applicable federal and state securities laws requirements. Each of IMNT and USSC agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendment or supplement thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement. USSC shall promptly advise IMNT, and IMNT shall promptly advise USSC, in writing, if at any time before the Effective Time either USSC or IMNT, as applicable, obtains knowledge of any fact that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Proxy Statement shall contain the unanimous recommendation of the board of directors of USSC that USSC's stockholders approve the Merger and this Agreement and the conclusion of the board of directors of USSC that the terms and conditions of the Merger are advisable and fair and reasonable to, and in the best interests of, the stockholders of USSC. Anything to the contrary contained herein notwithstanding, USSC shall not include in the Proxy Statement any information with respect to IMNT or its affiliates or associates, the form and content of which information has not been approved by IMNT before such inclusion.

     5.2 Stockholder Approval. As soon as reasonably practicable following the execution and delivery of this Agreement, USSC shall give written notice of this Agreement and the proposed Merger to all USSC stockholders and shall use commercially reasonable efforts to take all other actions necessary in accordance with the Nevada Code and USSC's articles of incorporation and bylaws to convene a meeting of the stockholders of USSC or to secure the required written consent of its stockholders, both Common Stock Shareholders and Preferred Stock Shareholders (the "USSC Stockholder Action"). USSC shall submit this Agreement and the Agreement of Merger to its stockholders for adoption whether or not USSC's board of directors determines at any time after declaring its advisability that this Agreement no longer is advisable and recommends that its stockholders reject it. USSC shall use all commercially reasonable efforts required to solicit and obtain from stockholders of USSC proxies or written consents in favor of the Merger and this Agreement and shall take all other actions necessary or advisable to secure the vote or written consent of stockholders required to effect the Merger.

     5.3 Access to Information. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice USSC shall (a) give IMNT and its officers, employees, accountants, counsel, financing sources and other agents and representatives reasonable access to all buildings, offices and other facilities and to all Books and Records of USSC, whether located on the premises of USSC or at another location; (b) permit IMNT to make such inspections as it may require; (c) cause its officers to furnish IMNT such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of USSC as IMNT from time to time may request, including financial statements and schedules; (d) allow IMNT the opportunity to interview such employees and other personnel and Affiliates of USSC with USSC' s prior written consent, which consent shall not be unreasonably withheld or delayed; and (e) assist and cooperate with IMNT in the development of integration plans for implementation by IMNT and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by USSC herein.

     5.4 Confidentiality. The parties acknowledge that IMNT and USSC previously executed a Letter of Intent, dated as of March __, 2003 and all valid amendments thereto, which contains, among other provisions, confidentiality provisions (the "Confidentiality Provisions"), which Confidentiality Provisions shall continue in full force and effect as of the date hereof. Without limiting the foregoing, all information furnished to IMNT and its officers, employees, accountants and counsel by USSC, and all information furnished to USSC by IMNT and its officers, employees, accountants and counsel, shall be covered by the Confidentiality Provisions, and IMNT and USSC shall be fully liable and responsible under the Confidentiality Provisions for any breach of the terms and conditions thereof by their respective subsidiaries, officers, employees, accountants, counsel and other Representatives. Furthermore, without limiting the foregoing, each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.33, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge that (a) a party can demonstrate was already lawfully in its possession before the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of Law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, (e) is required to be disclosed by order of court or Governmental or Regulatory Authority with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or seek a protective order and take any other available action) or (f) that is disclosed in the course of any Action or Proceeding between any of the parties hereto.

     5.5 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses. In the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all reasonable Third Party Expenses, including reasonable Third Party Expenses incurred by USSC. Notwithstanding anything to the contrary contained in this Agreement, to the extent that Third Party Expenses incurred by USSC exceed $20,000 in the aggregate, such excess shall be deemed a Loss for the purposes of
Article 7 and shall be immediately reimbursable to IMNT in accordance with
Article 7 (without regard to the Basket and without counting toward the Basket).

     5.6 Public Disclosure. Unless otherwise required by Law (including federal and state securities laws) or, as to IMNT, by the rules and regulations of the NASD, before the Effective Time, no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by IMNT and USSC before release; provided, however, that such approval shall not be unreasonably withheld or delayed.

     5.7 Approvals. USSC shall use commercially reasonable efforts to obtain all Approvals from Governmental or Regulatory Authorities or under any of the Contracts, Licenses or other agreements as may be required in connection with the Merger (all of which Approvals are set forth in the USSC Disclosure Schedule) so as to preserve all rights of and benefits to USSC thereunder, and IMNT shall provide USSC with such assistance and information as is reasonably required to obtain such Approvals.

     5.8 Notification of Certain Matters. USSC shall give prompt notice to IMNT, and IMNT shall give prompt notice to USSC, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which likely is to cause any representation or warranty of USSC or IMNT, respectively, contained in this Agreement to be untrue or inaccurate at or before the Closing Date and
(b) any failure of USSC or IMNT, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.8 shall not limit or otherwise affect any remedy available to the party receiving such notice.

     5.9 Additional Documents and Further Assurances; Cooperation. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents, waivers and approvals of any Governmental or Regulatory Authority or Person required in connection with the Merger; provided, however, that IMNT shall not be obligated to consent to any divestiture or operational limitation or activity in connection therewith, and no party shall be obligated to make a payment of money as a condition to obtaining any such consent, waiver or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions set forth in Article 6 to be satisfied, where the satisfaction of such conditions depends on action or forbearance from action by such party.

     5.10 USSC' s Auditors. USSC shall cause its management and its independent auditors to facilitate on a timely basis (a) the preparation of financial statements (including pro forma financial statements if required) as required by IMNT to comply with applicable SEC regulations, (b) the review of any USSC audit or review work papers, including the examination of selected interim financial statements and data and (c) the delivery of such representations from USSC' s independent accountants as may be reasonably requested by IMNT or its accountants.

     5.11 Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, the board of directors of USSC shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

     5.12 Treatment as Reorganization. Neither IMNT nor USSC shall take any action before or following the Closing that would cause the Merger to fail to qualify as a "reorganization" within the meaning of section 368(a) of the Code.

     5.13 Intellectual Property. USSC shall give IMNT prompt notice of any Person that has (a) commenced, or has notified USSC that it intends to commence, an Action or Proceeding or (b) provided USSC with notice, in either case that alleges that any of the Intellectual Property, including USSC Intellectual Property, currently embodied, or proposed to be embodied, in USSC' s products or services, infringes or otherwise violates the intellectual property rights of such Person or otherwise alleges that USSC does not otherwise own or have the right to exploit such Intellectual Property, including USSC Intellectual Property. USSC shall cooperate with IMNT in making arrangements, before the Closing Date, satisfactory to IMNT in its sole discretion, to effect the assignment to USSC of all Intellectual Property created by USSC' s founders, employees and consultants and to obtain the cooperation of such Persons to complete all appropriate patent filings related thereto. USSC shall take commercially reasonable actions to maintain, perfect, preserve or renew USSC Registered Intellectual Property, including the payment of registration fees, maintenance fees, renewal fees, annuity fees and taxes or the filing of documents, applications or certificates related thereto, and to promptly respond and prepare to respond to all requests, related to USSC Registered Intellectual Property, received from Governmental or Regulatory Authorities.

                                   ARTICLE 6

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

              (a)......Either: (i) A Registration Statement on Form S-4 (the
"Registration Statement") shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of IMNT or USSC, threatened by the SEC; or (ii) USSC provides written confirmation that there are no more than 35 non-accredited shareholders which are entitled to receive IMNT Common Stock upon consummation of the Merger.

              (b)......This Agreement and the Merger and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of IMNT and USSC, to the extent, in each case, that stockholder approval is required under applicable law and governing documents. Each party acknowledges that at least sixty-six and two-thirds percent (66 2/3%) of the USSC Preferred Stock must vote in favor of the Merger in order for the Merger to be consummated.

              (c)......All holders of USSC Preferred Stock must agree, in writing, to convert all accrued but unpaid dividends into shares of IMNT Common Stock in lieu of receiving cash.

              (c)......No Governmental Entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement or any Ancillary Agreement.

              (d) All consents, approvals and authorizations of any Governmental Entity required to be set forth in the related sections of the IMNT Disclosure Schedule or the USSC Disclosure Schedule shall have been obtained, in each case, without (i) the imposition of conditions, (ii) the requirement of divestiture of assets or property or (iii) the requirement of expenditure of money by IMNT or USSC to a third party in exchange for any such consent.

     6.2 Additional Conditions to Obligations of USSC . The obligations of
USSC to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or before the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by USSC :

              (a) Representations and Warranties. The representations and warranties of IMNT contained in this Agreement shall be accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties that by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date), except that any inaccuracy in such representations and warranties shall be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of IMNT.

              (b) Performance. IMNT shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by IMNT at or before the Closing.

              (c) Officers' Certificates. IMNT shall have delivered to USSC a certificate, dated the Closing Date and executed by IMNT's President, Chief Executive Officer and Secretary substantially in the form set forth in Exhibit C hereto.

     6.3 Additional Conditions to the Obligations of IMNT. The obligations of IMNT to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or before the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by IMNT:

              (a) Representations and Warranties. The representations and warranties of USSC contained in this Agreement shall be accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties that by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date), except that any inaccuracy in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of USSC.

              (b) Performance. USSC shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by USSC on or before the Closing Date.

              (c) Officers' Certificates. USSC shall have delivered to IMNT a certificate, dated the Closing Date and executed by the President and Chief Executive Officer of USSC, substantially in the form set forth in Exhibit D hereto.

              (d) Third Party Consents. IMNT shall have been furnished with evidence satisfactory to it that USSC has obtained the consents, approvals and waivers listed (or required to be listed) in Section 2.6 of the USSC Disclosure Schedule (except for such consents, approvals and waivers the absence of which, in the aggregate, could not reasonably be expected to have a material adverse effect on USSC ) and that all such consents, approvals and waivers are in full force and effect.

              (e) Legal Proceedings. No Governmental or Regulatory Authority shall have notified either party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority has withdrawn such notice and abandoned any such proceeding before the time that otherwise would have been the Closing Date.

              (f) Reporting Costs Pending Closing. During the period of time that the Securities and Exchange Commission is reviewing the Registration Statement on Form S-4 and prior to the "effective" date of such Registration Statement, USSC shall pay the following costs, on behalf of IMNT, associated with complying with IMNT's reporting obligations ("Reporting Costs): (i) SEC filing fees, in any; (ii) auditing fees; (iii) attorneys' fees; and (iii) EDGARizing fees. Prior to the execution of this Agreement, IMNT has provided USSC with a written estimation, based on historical costs, of the Reporting Costs. USSC shall not be obligated to pay Reporting Costs which exceed IMNT's estimation by greater than ten percent (10%).

                                   ARTICLE 7

        SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

     7.1 Survival of Representations, Warranties, Covenants and Agreements(a) . Notwithstanding any right of IMNT or USSC (whether or not exercised) to investigate the affairs of IMNT or USSC (whether pursuant to Section 5.3 or otherwise) or a waiver by IMNT or USSC of any condition to Closing set forth in
Article 6, each party shall have the right to rely fully on the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Except for
(i) the representation and warranties of USSC contained in Section 2.3 (which shall survive as set forth in the last sentence of this Section 7.1) and (ii)
Article 7 (which shall survive until the satisfaction of all other obligations described therein), all of the representations, warranties, covenants and agreements of USSC and IMNT contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the date that is 18 months following the Closing Date (the "Expiration Date"). The representations and warranties of USSC made in Section 2.3, as well as claims by IMNT based on fraud, shall survive and continue in full force and effect until expiration of the statutes of limitations applicable to the underlying claim.

                                   ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. Except as provided in Section 8.2, this Agreement may be terminated and the Merger abandoned at any time before the Effective Time:

              (a) by mutual agreement of USSC and IMNT;

              (b) by IMNT or USSC if: (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal;

              (c) by IMNT if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory Authority, which would: (i) prohibit IMNT's ownership or operation of all or any portion of the business of USSC or (ii) compel IMNT to dispose of or hold separate all or any portion of the Assets and Properties of USSC as a result of the Merger;

              (d) by IMNT if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of USSC and (i) USSC is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to USSC (provided, however, that no cure period shall be required for a breach that by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in Section Error! Reference source not found. or Section 6.3, as the case may be, would not be satisfied before the Closing Date;

              (e) by USSC if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement, and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of IMNT and (i) IMNT is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to IMNT (provided, however, that no cure period shall be required for a breach that by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in
Section 6.2 or Section 6.3, as the case may be, would not be satisfied as of the Closing Date; or

              (f) by IMNT, if the Merger shall not have been approved by the requisite votes or consents, as applicable, of USSC's stockholders in accordance with the Nevada Code and applicable governing documents at any meeting (or any adjournment thereof) convened for the purpose of taking a vote with respect to the Merger or, in any solicitation of stockholder written consents with respect to the Merger, within twenty (20) days after the record date established for determining the stockholders of USSC entitled to consent.

     8.2 Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of IMNT or USSC, or their respective officers, directors or stockholders or Affiliates or Associates; provided, however, that each party shall remain liable for all breaches of this Agreement before its termination; and provided, further, that, the provisions of Sections 5.4, 5.5 and 8.2, Article 9 (exclusive of Section 9.4) and the applicable definitions set forth in Article 10 shall remain in full force and effect and survive any termination of this Agreement.

     8.3 Amendment. Except as is otherwise required by applicable law after the stockholders of USSC approve the Merger and this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time before the Effective Time, IMNT and USSC may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracy in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 9

                            MISCELLANEOUS PROVISIONS

     9.1 Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid to the parties at the following addresses or facsimile numbers:

      If to IMNT to:                     Immunotechnology, Inc.
                                         Attention: Mark Scharmann, president
                                         1661 Lakeview Circle
                                         Ogden, Utah 84403

      with a copy (which shall not       John C. Thompson & Associates, LLC
      constitute notice) to:             Attention: John Thompson, Esq.
                                         22 East 100 South #403
                                         Salt Lake City, Utah 84111
                                         Facsimile No.: 801.606.2855

      If to USSC to:                     Ultimate Security Systems Corporation
                                         Attention: James Cooper, president
                                         18271 West McDurmott, Suite F
                                         Irvine, California  92612

      with a copy (which shall not       MC Law Group
      constitute notice) to:             Attn:  Deron M. Colby, Esq.
                                         4100 Newport Place, Suite 830
                                         Newport Beach, CA 92660
                                         Facsimile No.: 949.250.8656


All such notices, requests and other communications shall (a) if delivered personally to the address as provided in this Section 9.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.1, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this
Section 9.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     9.2 Entire Agreement. This Agreement and the Exhibits and Schedules hereto, including the USSC Disclosure Schedule and the IMNT Disclosure Schedule, constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Provisions, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with their terms.

     9.3 Amendment. This Agreement may be amended only in accordance with the provisions of Section 8.3.

     9.4 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

     9.5 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     9.6 Remedies. All remedies, either under this Agreement or by Law or otherwise afforded, shall be cumulative and not alternative.


     9.7 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such right, upon any other Person other than any Person entitled to indemnity under Article 7.

     9.8 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party, and any attempt to do so shall be void. Subject to the preceding sentence, this Agreement is binding on, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never had comprised a part hereof,
(c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     9.10 Governing Law. This Agreement and all other closing documents shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     9.11 Waiver of Trial by Jury. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

     9.12 Costs and Expenses. Except as otherwise provided herein, each of the parties shall bear all costs and expenses incurred by it in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation therefor.

     9.13 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.15 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or otherwise were breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided herein (including as set forth in Article
7), any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                                   ARTICLE 10

                                   DEFINITIONS

     10.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:


     "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental or Regulatory Authority.

     "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with that Person, (b) any other Person that owns or controls (i) ten percent (10%) or more of any class of equity securities of that Person or any of its Affiliates or
(ii) ten percent (10%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates or (c) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited-liability company, each managing member or similarly authorized person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

     "Aggregate Common Number" means the aggregate number of shares of USSC Common Stock that are (or would be) outstanding immediately before the Effective Time (including all shares of USSC Common Stock issued or issuable upon conversion of all shares of USSC Preferred Stock and upon exercise, conversion or exchange in full of all unvested and vested USSC Options, USSC Warrants and USSC Stock Purchase Rights that remain outstanding and are not exercised, converted, exchanged or expired as of the Effective Time).

     "Aggregate Share Number" means approximately 35,000,000 shares of IMNT Common Stock and approximately 15,000,000 warrants to purchase IMNT Common Stock, subject to adjustment pursuant to Section 1.8.

     "Agreement" means this Agreement and Plan of Merger, including (unless the context otherwise requires) the Exhibits and the Disclosure Schedules and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

     "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an executive officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     "Audited Financial Statement Date" means December 31, 2002.

     "Audited Financial Statements" means the audited balance sheet of USSC as of the fiscal year ended December 31, 2002 and the related audited statements of operations, stockholders' equity and cash flows for the fiscal year then ended, including the notes thereto together with the unqualified report of USSC's independent accountants with respect thereto.

     "Basket" has the meaning set forth in Section Error! Reference source not found..

     "USSC" means Ultimate Security Systems Corporation, a Nevada corporation.

     "USSC Capital Stock" means USSC Common Stock and USSC Preferred Stock.

     "USSC Common Stock" has the meaning set forth in Section 2.3(a).

     "USSC Disclosure Schedule" means the schedules delivered to IMNT by or on behalf of USSC, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by USSC in Article 2 or otherwise.

     "USSC Financials" means the Audited Financial Statements and the Interim Financial Statements.

     "USSC Intellectual Property" shall mean any Intellectual Property that (a) is owned by; (b) is licensed to; (c) was developed or created by or for USSC or
(d) is used in or necessary for the conduct of the business of USSC as currently or heretofore conducted, including any Intellectual Property created by any of USSC's founders, employees, independent contractors or consultants for or on behalf of USSC.

     "USSC Option(s)" means any Option to purchase USSC Common Stock, excluding USSC Preferred Stock and USSC Warrants.

     "USSC Preferred Stock" has the meaning set forth in Section 2.3(a).

     "USSC Registered Intellectual Property" means all Registered Intellectual Property owned by, filed in the name of, assigned to or applied for by, USSC.

     "USSC Restricted Stock" means shares of USSC Common Stock purchased pursuant to an exercise of a USSC Stock Purchase Right which are subject to a repurchase option by USSC.

     "USSC Series A Preferred Stock" has the meaning set forth in Section
2.3(a).

     "USSC Series B Preferred Stock" has the meaning set forth in Section
2.3(a).

     "USSC Stock Option Plan" has the meaning set forth in Section 1.6(c)(ii).

     "USSC Stock Purchase Right" means a right to purchase USSC Restricted Stock granted pursuant to the USSC Stock Option Plan or otherwise.

     "USSC Stockholder Action" has the meaning set forth in Section 2.33.

     "USSC Warrants" means any and all warrants to purchase USSC Common Stock, including the warrants listed in Section 2.3 of the USSC Disclosure Schedule.

     "IMNT" has the meaning set forth in the forepart of this Agreement.

     "IMNT Common Stock" has the meaning set forth in Recital C to this Agreement.

     "IMNT Disclosure Schedule" has the meaning set forth in the forepart of
Article 3.

     "IMNT Indemnitees" has the meaning set forth in Section Error! Reference source not found..

     "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of a Person, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

     "Business Combination" means, with respect to any Person, (a) any merger, consolidation, share exchange reorganization or other business combination transaction to which such Person is a party, (b) any sale, dividend, split or other disposition of any capital stock or other equity interest of such Person (except for issuances of common stock upon conversion of preferred stock outstanding on the date hereof or upon the exercise of options or warrants outstanding on the date hereof or issued in accordance with the covenants of this Agreement), (c) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (d) any sale, dividend or other disposition of all or a material or significant portion of the Assets and Properties of such Person (including by way of exclusive license or joint venture formation but excluding non-exclusive licenses in connection with the sale of USSC products in the ordinary course of business consistent with past practice) or (e) the entering into of any agreement or understanding, the granting of any right or option, with respect to any of the foregoing.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Orange County, California are authorized or obligated to close.

     "Business or Condition of USSC" means the business, condition (financial or otherwise), results of operations or Assets and Properties of USSC.

     "Business or Condition of IMNT" means the business, condition (financial or otherwise), results of operations or Assets and Properties of IMNT and its Subsidiaries, considered in the aggregate.

     "Nevada Code" means the Nevada Corporations Code and all amendments and additions thereto.

     "Cause" means (a) conviction (whether by plea of guilty or nolo contendere or otherwise) of the employee in a court of law of any felony or of any crime involving dishonesty; (b) participation by the employee in any fraud against USSC, the Surviving Corporation or any of their respective Subsidiaries; (c) willful violation of specific and lawful directions from USSC or the Surviving Corporation or, if applicable, any of its Subsidiaries or excessive absenteeism that continues after USSC or the Surviving Corporation or, if applicable, any of its Subsidiaries has provided the employee with written notice of the violation or absenteeism and given the employee a period of thirty (30) days following the receipt of notice to correct the violation or absenteeism problem; (d) a material breach by the employee of the provisions of such employee's non-competition or non-disclosure agreements with USSC or the Surviving Corporation or, if applicable, any of its Subsidiaries; or (e) unsatisfactory performance of job duties, which is not corrected or continues after USSC or the Surviving Corporation or, if applicable, any of its Subsidiaries has provided the employee with written notice and given the employee a period of thirty (30) days following receipt of the notice to correct the breach.

     "Certificates" has the meaning set forth in Section 1.11(b).

     "Closing" means the closing of the transactions contemplated by Section
1.2.

     "Closing Date" has the meaning set forth in Section 1.2.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Competing Proposed Transaction" has the meaning set forth in Section 4.2.

     "Confidentiality Provisions" has the meaning set forth in Section 5.4.

     "Contract" means any legally binding agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or business arrangement (whether written or oral).

     "Controlled Group" has the meaning set forth under the term "Plan" in this
Section 10.1.

     "Delaware Certificate of Merger" has the meaning set forth in Section 1.2.

     "Delaware Law" means the Delaware General Corporation Law and all amendments and additions thereto.

     "Disclosure Schedules" means the USSC Disclosure Schedule and the IMNT Disclosure Schedule.

     "Dissenting Shares" has the meaning set forth in Section 1.10(a).

     "DOL" means the United States Department of Labor.

     "Effective Time" has the meaning set forth Section 1.2.

     "Employment Agreement" has the meaning set forth in Section 2.14(a).

     "Encumbrance" has the meaning set forth in Section 3.4.

     "Environment" means air, surface water, ground water or land, including land surface or subsurface, and any receptor, such as persons, wildlife, fish, biota or other natural resources.

     "Environmental Clean-up Site" means any location that is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites relating to investigation or cleanup, or that is the subject of any pending or threatened action, suit, proceeding or investigation, formal or informal, related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

     "Environmental Law" means any federal, state, local or foreign environmental, health and safety or other Law relating to Hazardous Materials, including the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act and the California Safe Drinking Water and Toxic Enforcement Act.

     "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a Governmental or Regulatory Authority.

     "Equity Equivalents" means securities (including Options to purchase shares of USSC Common Stock) that, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other securities at the election of the holder thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Estimated Third Party Expenses" has the meaning set forth in Section 2.26.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

     "Exchange Ratio" means the quotient obtained by dividing (a) the Aggregate Share Number by (b) the Aggregate Common Number.

     "Expiration Date" has the meaning set forth in Section 7.1.

     "Financial Statement Date" means December 31, 2002.

     "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the NASD.

     "Grossed-Up Basis" means, when used to describe the basis on which the payment of a specified sum is to be made, a basis such that the amount of such payment, after being reduced by the amount of all Taxes imposed on the recipient of such payment as a result of the receipt or accrual of such payment, will equal the specified sum.

     "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemical, material, substance or waste that is now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or
(c) any other chemical, material, substance, pollutant or waste that is regulated by any Governmental or Regulatory Authority or that could constitute a nuisance.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Income Tax" means (a) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (b) any liability of a Person for the payment of any tax, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. ss. 1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Group or any Contract.

     "Income Tax Regulations" means Part 1 of Title 26 of the United States Code of Federal Regulation, promulgated under the Code.

     "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases or (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

     "Information Statement" has the meaning set forth in Section 2.33.

     "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

     "Interim Financial Statements" means the unaudited balance sheet of USSC as of March 31, 2003, and the related unaudited statement of operations and statement of cash flows for the three (3) month period ended on such date.

     "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by USSC.

     "IRS" means the United States Internal Revenue Service or any successor entity.

     "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law, whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, asserted or unasserted, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

     "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenant not to sue with respect to any Intellectual Property).

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restriction on transfer generally arising under any applicable federal or state securities law.

     "Loss(es)" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses (including lost profits or diminution in value) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (a) the investigation or defense of any Third Party Claim or (b) asserting or disputing any right under this Agreement against any party hereto or otherwise), net of insurance proceeds actually received (without any adverse effect on the premiums paid for such insurance) or proceeds received by virtue of third party indemnification.

     "Made-in-America Requirements" has the meaning set forth in Section
2.17(h).

     "Merger" has the meaning set forth in Recital A of this Agreement.

     "NASD" means the National Association of Securities Dealers, Inc.

     "New Shares" has the meaning set forth in Section Error! Reference source not found..

     "Non-Prevailing Party" has the meaning set forth in Section Error! Reference source not found.(iii).

     "Officer's Certificate" has the meaning set forth in Section Error! Reference source not found..

     "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract (other than USSC Preferred Stock) that gives the right to (a) purchase or otherwise receive or be issued shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for shares of capital stock or other equity interests of such Person or (b) receive any benefit or right similar to any right enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any right to participate in the equity, income or election of directors or officers of such Person.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

     "Permit" means any license, permit, franchise or authorization.

     "Permitted Grants" means grants of USSC Options in the ordinary course of business, consistent in amount and terms with USSC' s past practice with the advance written approval of IMNT after the date of this Agreement.

     "Person" means any natural person, corporation, general partnership, limited partnership, limited-liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Plan" means each employee benefit or compensation plan, agreement, policy, program or arrangement covering present or former employees, officers and directors of, and advisors and consultants to, USSC, including, without limitation, "employee benefit plans" within the meaning of section 3(3) of ERISA, stock purchase, stock option or any other stock-based award, profit sharing, fringe benefit, post-retirement health, health, life, vision and/or dental insurance coverage (including any self-insured arrangement), disability benefit, supplemental unemployment benefit, vacation benefit, change in control, retention, severance, termination pay, bonus and deferred compensation plans, agreements or funding arrangements (collectively, the "Plans"), whether written or oral and whether sponsored, maintained or contributed to by (i) USSC or (ii) any other organization that is a member of a controlled group of organizations (within the meaning of sections 414(b), (c), (m) or (o) of the Code) of which USSC is a member (the "Controlled Group").

     "Post-Closing Directors" has the meaning set forth in Section 1.5.

     "PTO" means the United States Patent and Trademark Office.

     "Registered Intellectual Property" shall mean all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications, other registrations or applications to trademarks or service marks or trademarks or service marks in which common law rights are owned or otherwise controlled; (c) registered copyrights and applications for copyright registration; (d) any mask work registration and application to register mask works; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any state, government or other public legal authority.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

     "Relevant Group" has the meaning set forth in Section 2.11(a).

     "Representatives" has the meaning set forth in Section 2.34.

     "Restricted Stock Purchase Agreement" means a Restricted Stock Purchase Agreement in the form attached to the USSC Stock Option Plan pursuant to which USSC has sold USSC Restricted Stock or issued USSC Stock Purchase Rights or as otherwise may have been entered into by USSC before the date of this Agreement.

     "SEC" means the Securities and Exchange Commission or any successor entity.

     "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed or required to be filed with the SEC by such Person pursuant to section 13(a) of the Exchange Act.

     "Securities Act" has the meaning set forth in Section 1.15.

     "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by USSC, any predecessor of USSC or any entity previously owned by USSC, including all soil, subsoil, surface waters and groundwater.

     "Subsidiary" means any Person in which USSC or IMNT, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least twenty percent (20%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

     "Surviving Corporation" has the meaning set forth in Section 1.1.

     "Takeover Statute" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States, including section 203 of the Delaware Law.

     "Tax" or "Taxes" means Income Taxes, Other Taxes or both, as the context requires.

     "Tax Laws" means the Code, federal, state, county, local or foreign laws relating to Taxes and all regulations or other official administrative pronouncements released thereunder.

     "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

     "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

     "Third Party Claim" has the meaning set forth in Section Error! Reference source not found..

     "Third Party Expenses" has the meaning set forth in Section 5.5.

     "Warranty Obligations" has the meaning set forth in Section 2.28.

     10.2 Construction.

              (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and the neuter, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of USSC, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. When used herein, the terms "party" or "parties" refer to IMNT, on the one hand, and USSC, on the other, and the terms "third party" or "third parties" refers to Persons other than IMNT or USSC.

              (b) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after due inquiry. For this purpose, "due inquiry" with respect to any matter means inquiry of and consultations with (a) the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as such officers and directors, (b) other employees of and the advisors to such Person, including legal counsel and outside auditors, who have principal responsibility for the matter in question or otherwise are likely to have information relevant to the matter and (c) the stockholders owning more than twenty percent (20%) of the equity interests, by vote or value, of such Person.

     IN WITNESS WHEREOF, IMNT and USSC have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

ULTIMATE SECURITY SYSTEMS CORPORATION         IMMUNOTECHNOLOGY, INC.


By:                                           By:
   ------------------------------------           -----------------------------
Name: James Cooper                            Name: Mark Scharmann
Title: president, chief executive             Title: president, chief executive
officer, secretary                            officer